SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CURTISS-WRIGHT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Valued Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Curtiss-Wright Corporation to be held on Thursday, May 6, 2021, at the Homewood Suites by Hilton, 125 Harbour Place Drive, Davidson, North Carolina 28036, commencing at 1:00 p.m. local time.

We intend to hold the annual meeting of stockholders in person. The proxies that we solicit give you the opportunity to vote on all scheduled matters that come before the annual meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone or by internet as described in the following materials. If you want proxy materials mailed to you, you can make a request by completing, signing, dating, and returning your proxy card enclosed with those materials in the postage-paid envelope provided to you.

In addition, we continue to actively monitor developments in relation to the COVID-19 pandemic and the related recommendations and protocols issued and that may be issued by public health authorities and governments. The health and well-being of our employees and stockholders is a high priority, and we are sensitive to the public health and travel concerns our stockholders may have. Accordingly, if we determine that it is not possible to hold our annual meeting of stockholders in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting virtually. We will announce any such change and the details on how to participate by press release and posting details on our website at https://investors.curtisswright.com/governance/annual-meeting, which will also be filed with the SEC as proxy material. If you are planning to attend our annual meeting of stockholders, please check our website the week of the meeting. As always, we encourage you to vote your shares by proxy prior to the annual meeting of stockholders.

The global economic effects associated with the COVID-19 pandemic have been unprecedented in their scope and depth. We have been following, and will continue to follow, all recommendations of the CDC and other agencies to maximize the safety and well-being of our employees. Throughout this crisis, our unwavering focus has been on striking a balance between doing everything we can to keep our workplace as safe as possible and stabilizing our business during this time of economic disruption. Curtiss-Wright has faced many challenges over our 90-year history and, as with previous downturns, we believe we have the ability to emerge from this crisis an even stronger company.

The Notice of Annual Meeting and the Proxy Statement, which follow this letter, provide information concerning matters to be considered and acted upon at the annual meeting. We will present a brief report on our business followed by a question and answer period at the annual meeting.

In accordance with rules adopted by the U.S. Securities and Exchange Commission, we are using the internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting electronically over the internet or by telephone. The notice also provides information on how stockholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials.

Finally, I wish to thank Albert Smith, who will retire at our 2021 annual meeting of stockholders after 15 years of distinguished service and leadership as a member of our Board of Directors.

On behalf of your Board of Directors, management, and our employees, I would like to express our appreciation for your continued support.

Sincerely,

LYNN M. BAMFORD President and Chief Executive Officer

CURTISS-WRIGHT CORPORATION
130 Harbour Place Drive, Davidson, North Carolina 28036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of the common stock of Curtiss-Wright Corporation:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), will be held on Thursday, May 6, 2021, at the Homewood Suites by Hilton, 125 Harbour Place Drive, Davidson, North Carolina 28036, commencing at 1:00 p.m. local time, for the following purposes:

(1)	To elect ten Directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021;

(3)	To approve on an advisory (non-binding) basis the compensation of the Company’s named executive officers; and

(4)	To consider and transact such other business as may properly come before the Annual Meeting.

Only record holders of the Company’s common stock at the close of business on March 12, 2021, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available for examination by any stockholder(s) at the Annual Meeting and during normal business hours at the offices of the Company, 130 Harbour Place Drive, Davidson, North Carolina 28036, during the ten days preceding the Annual Meeting date.

The Company cordially invites all stockholders to attend the Annual Meeting in person. Stockholders who plan to attend the Annual Meeting in person are nevertheless requested to vote their shares electronically over the Internet or by telephone, or if you receive a proxy card in the mail, by mailing the completed proxy card to make certain that their vote will be represented at the Annual Meeting should they be prevented unexpectedly from attending.

By Order of the Board of Directors,

March 24, 2021	PAUL J. FERDENZI Vice President, Corporate Secretary and General Counsel

We intend to hold the annual meeting of stockholders in person. But given public health concerns related to the COVID-19 pandemic, we urge you to consider voting in advance of the meeting through one of the remote methods described in this Notice of Annual Meeting and the Proxy Statement, which follows this letter, in lieu of attending the meeting in person. In addition, we continue to actively monitor developments in relation to the COVID-19 pandemic and the related recommendations and protocols issued and that may be issued by public health authorities and governments. The health and well-being of our employees and stockholders is a high priority, and we are sensitive to the public health and travel concerns our stockholders may have. Accordingly, if we determine that it is not possible to hold our annual meeting of stockholders in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting virtually. We will announce any such change and the details on how to participate by press release and posting details on our website at https://investors.curtisswright.com/governance/annual-meeting, which will also be filed with the SEC as proxy material. If you are planning to attend our annual meeting of stockholders, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting of stockholders.

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE, OR IF YOU RECEIVE A PAPER PROXY CARD, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, May 6, 2021. A Notice and Proxy Statement and combined Business Review/2020 Annual Report on Form 10-K to security holders are available at: www.proxyvote.com.

PROXY SUMMARY

The following is a summary that highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and before voting, you are urged to carefully read the entire Proxy Statement.

Voting Matters and Vote Recommendations

The Company currently expects to consider three items of business at the 2021 Annual Meeting. The following table lists those items of business and the Board of Directors vote recommendation.

Proposal		Board Recommendation	Reasons for Recommendation	More Information
(1)	Election of ten directors to a one-year term	FOR

The Board and the Committee on Directors and Governance believe the nominees possess the skills, experience, qualifications, and diversity to effectively monitor performance, provide oversight and support management’s execution of the Company’s long-term strategy.

(2)	Ratification of the independent registered public accounting firm	FOR	Based on their assessment, the Board and the Audit Committee believes that the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.	Page 63
(3)	Advisory (non-binding) vote to approve the compensation of the named executive officers	FOR	The Company’s executive compensation program incorporates several compensation governance best practices and reflects the Company’s commitment to pay for performance.	Page 65

Director Nominees

Set forth below is summary information concerning the Company’s director nominees who are being voted on at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent
David C. Adams	67	2013	Executive Chairman, Curtiss-Wright Corporation; Former Chief Executive Officer, Curtiss-Wright Corporation	No
Lynn M. Bamford	57	2021	President and Chief Executive Officer, Curtiss-Wright Corporation	No
Dean M. Flatt	70	2012	Former President and Chief Operating Officer, Honeywell International’s Defense and Space business	Yes
S. Marce Fuller	60	2000	Former President and Chief Executive Officer, Mirant Corporation	Yes
Bruce D. Hoechner	61	2017	President and Chief Executive Officer, Rogers Corporation	Yes
Glenda J. Minor	64	2019	Chief Executive Officer and Principal, Silket Advisory Services	Yes
Anthony J. Moraco	61	N/A	Former Chief Executive Officer and member of the Board of Directors, Science Applications International Corporation	Yes
Admiral (Ret.) John B. Nathman	72	2008	Retired Commander of U.S. Fleet Forces Command; Former Vice Chief of Naval Operations	Yes
Robert J. Rivet	67	2011	Former Executive Vice President, Chief Operations and Administrative Officer, Advanced Micro Devices, Inc.	Yes
Peter C. Wallace	66	2016	Former Chief Executive Officer, Gardner Denver Inc.	Yes

Corporate Governance Highlights

As part of the Company’s commitment to high ethical standards, the Board has adopted best practices in corporate governance, including the following:

•	Annual election of all directors

•	8 out of 10 director nominees are independent

•	100% independent board committees

•	Regular executive sessions of non-management directors

•	Annual board and committee evaluations

•	Robust stock ownership requirements for directors and executive officers

•	Comprehensive Code of Conduct and Corporate Governance Principles

•	Strong pay-for-performance philosophy

•	Board participation in executive succession planning

•	Lead independent director

•	Anti-hedging and pledging policy

•	Robust risk oversight with board and committee roles

2020 Financial Performance Highlights

In 2020, the Company’s three-year total shareholder return (TSR) ranked eight or the 50th percentile among the Company’s peer group. TSR is the change in the Company’s common stock share price plus dividends from the beginning of the measurement period to the end (three years,

1/1/2018 to 12/31/2020). The Company’s 2020 financial performance for executive compensation included:

•	Adjusted operating income was $383 million.

•	Adjusted operating margin was 16.3%.

•	Working capital as a percentage of sales was 21.9%.

The Company’s financial performance above excludes the performance of acquisitions consummated during the performance period, as well as other adjustments referenced in the Company’s fourth quarter 2020 earnings release furnished to the SEC on February 25, 2021.

Executive Compensation Practices Highlights

The Executive Compensation Committee is firmly committed to implementing a compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation, and helps retain key personnel. In 2020, the Company received 96% stockholder support for the Company’s “Say-on-Pay” vote, which the Executive Compensation Committee considers to be among the most important items of feedback about the Company’s executive compensation program. The Company recognizes and rewards its executive officers through compensation arrangements that directly link their pay to the Company’s performance, and the Company ensures a strong alignment of interests with its stockholders by including a significant amount of performance based compensation in the overall mix of pay. The Company’s pay mix includes base salary, an annual incentive cash bonus plan, and a long-term incentive plan under which the Company grants time-based restricted stock units and performance-based cash and stock units. Key elements of the Company’s pay practices are as follows:

What Curtiss-Wright Does		What Curtiss-Wright Doesn’t Do
•	Aligns pay and performance using measures of financial and operating performance including use of relative TSR	•	No NEO employment agreements
		•	Does not engage in executive compensation practices that encourage excessive risk
•	Balances short-term and long-term incentives using multiple performance measures that focus on profitable top line growth	•	No short sales, hedging, or pledging of Curtiss-Wright stock
		•	No reloading, re-pricing or backdating stock options
•	Places maximum caps on incentive payout consistent with market competitive practice	•	No tax gross-ups on change-in-control benefits for executives hired after January 2008
•	Establishes rigorous stock ownerships guidelines for NEOs and Board members including a 50% mandatory hold on net shares until ownership guidelines are met for NEOs	•	No dividends on unvested or unearned performance units/shares
		•	No excessive perquisites
•	Includes a claw back policy on all incentive compensation	•	No excessive severance and/or change in control provisions
•	Uses an independent external compensation consultant to review and advise on executive compensation
•	Uses double trigger Change in Control Agreements for equity vesting under the Corporation’s Long Term Incentive Plan

Corporate Sustainability

The Company believes that a commitment to positive environmental, social and governance-related business practices strengthens its businesses, increases the Company’s connection with its stockholders, and helps the Company better serve its customers and the communities in which the Company operates. The Company’s commitment to social responsibility extends to the environment, trade compliance, responsible sourcing, human rights, labor practices and our employees’ health and safety. More information is available within the Sustainability section of the Company’s website at www.curtisswright.com/company/sustainability/. The Company also sees in these commitments additional ways of creating value for the Company’s stockholders, employees, customers and other stakeholders. The Company demonstrates its commitments through its corporate social responsibility program (“CSR”). The CSR program outlines the Company’s commitments, guidelines, and policies, which governs the Company’s behavior and its business practices.

The CSR program consists of three inter-related activity areas that are mutually supportive of each other:

Business Practice	We conduct business in an environmentally conscious, socially responsible and ethical manner while protecting the health and safety of the Company’s workers and community.
	•	We comply with all applicable environmental, health and safety laws and regulations.
•

At the corporate level, we track total recordable rate (TRR) and days away, restriction and transfer rate (DART) for all sites worldwide. Our TRR and DART rates for 2020 were 0.98 and 0.65, respectively.

•

We encourage environmental and safety certifications for our manufacturing facilities. Currently, there are 12 sites across the Company that maintain certifications to either ISO 14001 and/or OHSAS 18001.

	•	We conduct third-party EHS audits to verify that we are meeting our regulatory compliance requirements.
•

In early 2021, we started to compile energy data across all global operations that will serve as a baseline for energy usage and efficiency improvements. This data will be used to calculate greenhouse gas (GHG) emissions performance in accordance with industry standards.

•

We protect the environment by conserving energy and water, minimizing waste and emissions, and promoting recycling and renewable energy to reduce adverse environmental impacts. We partner with a third-party environmental services and waste management provider for many of our U.S. sites and will continue to expand this relationship where and when appropriate.

•

In early 2021, we launched a company-wide EHS Management System (EHS MS). The EHS MS details the required practices to maintain a proactive risk-based approach to identify and control risks, comply with regulatory requirements, and continuously improve performance. Implementation of the EHS MS will be measured and tracked through the introduction of leading indicators.

	•	We utilize safe technologies, training programs, effective risk management practices, and sound science in our operations to minimize risk to employees.
We believe a diverse and inclusive workforce creates a richer culture, enhances performance, and attracts the best talent.
•

We build a culture of inclusion with a focus on leadership, eliminating systemic barriers and fostering engagement. We partner with a third-party employment engagement survey provider to survey our world-wide employees concerning our work environments.

	•	We promote ongoing career development for employees to encourage innovation and engagement through constructive reviews and various talent/leadership development initiatives.
	•	We are committed to providing a safe and healthy work environment for our global employee base, guided by a strong set of core values.

We promote the well-being of the communities in which the Company’s employees work and live.
Community Involvement	•	We encourage employee involvement through charitable donations and volunteer programs.
	•	We support charitable donations and investment in education via company-sponsored scholarships for dependent children of employees. Direct reports to the CEO are excluded from this program.

Governance	We maintain the highest ethical standards in interactions with employees, customers, suppliers, competitors, and the general public.
•

Our Code of Conduct includes several important provisions on human rights, including prohibitions on the use of child labor or forced, bonded or indentured labor in our operations, as well as compliance with all applicable laws, including environmental.

•

We are committed to responsible sourcing of materials for our products by not directly purchasing conflict minerals and not having direct relationships with mines or smelters that process these minerals.

	•	We maintain a strict supplier code of conduct that sets expectations about supplier behavior.
	•	We conduct global workforce training programs on ethics and anti-bribery/trade compliance and we offer a 24/7 anonymous ethics hotline.
	•	We conduct EH&S and financial audits of our facilities worldwide to ensure compliance with all applicable laws, regulations, policies and procedures.

In support of the CSR, the Company maintains the following policies aimed at protecting the environment, health and safety, ethics and compliance with laws, respect for human rights, and supply chain management, all of which are available within the Governance section of the Company’s website at investors.curtisswright.com/governance/governance-documents/ or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Davidson, North Carolina 28036:

•	Corporate Social Responsibility

•	Code of Conduct

•	Code of Conduct - Suppliers and Customers

•	Conflict Minerals Policy Statement

•	California Transparency in Supply Chains Act of 2010

•	Environmental, Health and Safety Policy

•	Human Trafficking and Slavery

By adhering to the principles contained in the CSR program, the Company enriches the economic, social, and environmental aspects of the communities in which the Company’s employees live and work, which enhances the profitability of the Company and benefits the Company’s employees, stockholders, and customers.

CURTISS-WRIGHT CORPORATION
130 Harbour Place Drive, Davidson, North Carolina 28036

PROXY STATEMENT

PURPOSE

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Thursday, May 6, 2021, at 1:00 p.m. local time, at the Homewood Suites by Hilton, 125 Harbour Place Drive, Davidson, North Carolina 28036, and at any adjournments or postponements thereof.

INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is furnishing proxy materials to its stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. On or about March 26, 2021, the Company will mail to each stockholder of record as of March 12, 2021 (other than those stockholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including a Notice and Proxy Statement and the Company’s combined Business Review/2020 Annual Report on Form 10-K filed with the SEC. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. You can also choose to receive future proxy materials by email by following the instructions included in the Notice of Internet Availability of Proxy Materials. This will help the Company reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which the Company’s stockholders can access these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive proxy materials by email will remain in effect until you revoke it. The Company may at its discretion voluntarily choose to mail or deliver a paper copy of the proxy materials, including a Notice and Proxy Statement and the combined Business Review/2020 Annual Report on Form 10-K filed with the SEC, to one or more stockholders.

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. A Notice and Proxy Statement and combined Business Review/2020 Annual Report on Form 10-K and accompanying form of proxy card attached hereto are being distributed or made available via the internet to the Company’s stockholders on or about March 26, 2021. For information about stockholders’ eligibility to vote at the Annual Meeting, please see “Record Date and Outstanding Stock” below. The Company will pay the cost of the solicitation of proxies. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by officers and other employees of the Company. The Company will reimburse banks and nominees for their expenses in forwarding proxy materials to the Company’s beneficial owners.

Proxies. Whether or not you plan to attend the Annual Meeting, the Company requests that you vote prior to the Annual Meeting: (i) via the internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) via telephone, by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or (iii) via mail, by completing, signing, dating and mailing a paper proxy card in a postage-paid return envelope, which a stockholder can request as outlined in the Notice of Internet Availability of Proxy Materials. A control number, contained in the Notice of Internet Availability of Proxy Materials, is designed to verify your identity, and allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered directly in your name, you are the holder of record of these shares and the Company is sending a Notice of Internet Availability of Proxy Materials directly to you. As the holder of record, you have the right to vote by one of the three ways mentioned above or in person at the Annual Meeting. If your shares are held in “street name”, your bank, broker, or other nominee will send to you a Notice of Internet Availability of Proxy Materials. As a holder in street name, you have the right to direct your bank, broker, or other nominee how to vote by submitting voting instructions in the manner directed by your bank, broker, or other nominee. If you hold shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from your bank, broker, or other nominee and bring that proxy to the Annual Meeting.

Broker non-votes. Under the rules of the New York Stock Exchange (“NYSE”), a bank, broker, or other nominee who holds shares in “street name” for customers is precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) in the absence of specific instructions from such customers. The (1) election of Directors (see Proposal One) and (3) the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers (See Proposal Three) are considered “non-routine” matters under applicable NYSE rules. Therefore, a bank, broker, or other nominee is not entitled to vote the shares of Company common stock unless the beneficial owner has given instructions. As such, there may be broker non-votes with respect to these proposals. On the other hand, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021 (see Proposal Two) is considered a “routine” matter under applicable NYSE rules. Therefore, a bank, broker, or other nominee will have discretionary authority to vote the shares of Company common stock if the beneficial owner has not given instructions and no broker non-votes will occur with respect to this proposal.

Voting In Accordance With Instructions. The shares represented by your properly submitted proxy received by mail, telephone, Internet, or in person will be voted in accordance with your instructions. If you are a registered holder and you do not specify in your properly submitted proxy how the shares represented thereby are to be voted, your shares will be voted:

(1)	“FOR” the election as Directors of the nominees proposed (see Proposal One),

(2)	“FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021 (see Proposal Two), and

(3)

“FOR” the compensation of the Company’s named executive officers under the proposal regarding the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers (see Proposal Three).

If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your bank, broker, or other nominee may exercise its discretionary authority to vote on Proposal Two only.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail, telephone, internet, or in person will be voted in accordance with the judgment of the persons named as proxies.

Signatures in Certain Cases. If a stockholder is a corporation or unincorporated entity such as a partnership or limited liability company, the enclosed proxy should be signed in its corporate or other entity name by an authorized officer or person and his or her title should be indicated. If shares are registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If shares are registered in the name of a decedent, the proxy should be signed by the executor or administrator and his or her title should follow the signature.

Revocation of Proxies. Whether the proxy is submitted via the internet, telephone, or mail, stockholders have the right to revoke their proxies at any time before a vote is taken. If your shares are registered in your name, you may revoke your proxy (1) by notifying the Corporate Secretary of the Company in writing at the Company’s address given above, (2) by executing a new proxy bearing a later date or by submitting a new proxy by telephone or the internet on a later date, provided the new proxy is received by Broadridge Financial Solutions Inc. (which will have a representative present at the Annual Meeting) before the vote, (3) by attending the Annual Meeting and voting in person, or (4)

by any other method available to stockholders by law. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke your vote before the Annual Meeting.

Record Date and Outstanding Stock. The close of business on March 12, 2021 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. The only capital stock of the Company issued and outstanding is the common stock, par value $1.00 per share (the “Common Stock”). As of March 12, 2021, there were 40,918,910 shares of Common Stock issued and outstanding constituting all the capital stock of the Company entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held.

Quorum. The presence, in person or by properly executed proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Required Vote.

Election of Directors: A plurality of the Common Stock present in person or represented by proxy (and eligible to vote), at a meeting in which a quorum is present. However, under our corporate governance guidelines, in an uncontested election where the only nominees are those recommended by the Board, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender his or her resignation following certification of the stockholder vote. The Committee on Directors and Governance is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose their decision-making process. Full details of this policy are set out under “Proposal One: Election of Directors” on page 10 of this Proxy Statement.

Ratification of Deloitte & Touche LLP: The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy (and eligible to vote), at a meeting in which a quorum is present.

Advisory (non-binding vote) to approve the compensation of the Company’s named executive officers: The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy (and eligible to vote), at a meeting in which a quorum is present.

Calculating Votes. Under the Delaware General Corporation Law, an abstaining vote and a broker non-vote are counted as present and eligible to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

With respect to election of directors (see Proposal One), if you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.

With respect to the ratification of Deloitte & Touche LLP (see Proposal Two), if you “abstain” from voting with respect to this Proposal, your vote will have the same effect as a vote “against” the Proposal. A bank, broker, or other nominee may exercise discretion to vote shares as to which instructions are not given on this Proposal and accordingly, no “broker non-votes” will occur with respect to this Proposal.

With respect to the advisory vote to approve executive compensation (see Proposal Three), if you “abstain” from voting with respect to this Proposal, your vote will have the same effect as a vote “against” such Proposal. Broker non-votes will not be counted as having voted either for or against this Proposal.

Dissenter’s Rights of Appraisal. The stockholders have no dissenter’s rights of appraisal under the Delaware General Corporation Law, the Company’s Restated Certificate of Incorporation, or the Company’s Amended and Restated By-Laws with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

General Information

At the date of this Proxy Statement, the Board of Directors of the Company (the “Board” or “Board of Directors”) consists of ten members, eight of whom are non-employee Directors. However, Albert E. Smith, who is presently a Director of the Company, has advised the Board of his decision to retire from the Board after almost 15 years of service. Mr. Smith’s term will expire just prior to the Annual Meeting. Mr. Smith served on the Board with great distinction.

The Committee on Directors and Governance of the Board of Directors has recommended and our full Board of Directors has nominated David C. Adams, Lynn M. Bamford, Dean M. Flatt, S. Marce Fuller, Bruce D. Hoechner, Glenda J. Minor, John B. Nathman, Robert J. Rivet, and Peter C. Wallace, each currently serving Directors, to be elected to the Board for a one-year term. Pursuant to the Company’s Restated Certificate of Incorporation and in connection with the promotion of Lynn M. Bamford to President and Chief Executive Officer of the Company on January 1, 2021, the Board acting through a majority of Directors increased its membership by electing Ms. Bamford as a director on January 1, 2021. Additionally, the Committee on Directors and Governance of the Board has recommended, and our full Board has also nominated Anthony J. Moraco to be elected to the Board for a one-year term. Mr. Moraco is not currently serving as a Director of the Company and has never served in such capacity for the Company in the past. The Committee on Directors and Governance used the services of a third-party executive search firm to assist in identifying and evaluating Mr. Moraco as a nominee for Director. In the event that any nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee.

Directors will be elected by a plurality of votes properly cast (in person or by proxy) at the Annual Meeting. This means that a person will be elected who receives the first through ninth highest number of votes, even if he or she receives less than a majority of the votes cast. Therefore, stockholders who do not vote or withhold their vote from one or more of the proposed nominees and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. However, under our corporate governance guidelines, in an uncontested election of Directors where the only nominees are those recommended by the Board (which is the case for the election of Directors at this Annual Meeting), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) is required to tender his or her resignation following certification of the stockholder vote. The Committee on Directors and Governance must promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Committee on Directors and Governance recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K filed with the SEC. Any Director who tenders his or her resignation pursuant to this provision will not participate in the Committee on Directors and Governance recommendation or the Board action regarding whether to accept or reject the resignation offer.

As further discussed in the section titled “Broker non-votes” on page 8 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal One.

Overview of Curtiss-Wright’s Current Board of Directors

Our Directors Exhibit:	Board Composition:
High integrity	Independent Directors: 8 of 10
Loyalty to the Company and commitment to its success	Average Company Board Tenure: 8.8 years
Proven record of success	Average Age: 65 years
Knowledge of corporate governance and practices	Diversity of gender, race or ethnicity: Male 7 and Female 3 (including one African-American female)

Our Directors Bring to the Boardroom:

High level of leadership experience
Specialized industry experience
Financial expertise
Extensive knowledge of the Company

Set forth in the table below is a summary of the current Board’s collective qualifications, experiences, backgrounds, and diversity:

Qualifications/Experiences/Backgrounds/Diversity

Director	High Level of Financial Literacy	Extensive Knowledge of Company’s Business and Industry	Extensive M&A Experience	Broad International Experience	Other Public Company Board Experience	Current or Former CEO	Senior Leadership Experience	Gender/Ethnic Diversity
David C. Adams		X			X	X	X
Lynn M. Bamford		X				X	X	X
Dean M. Flatt		X	X		X		X
S. Marce Fuller		X	X	X	X	X	X	X
Bruce D. Hoechner		X		X	X	X	X
Glenda J. Minor	X	X	X	X	X		X	X
John B. Nathman		X					X
Robert J. Rivet	X		X				X
Albert E. Smith		X			X		X
Peter C. Wallace		X	X	X	X	X	X

Information Regarding Nominees

Set forth below is information with respect to the nominees for Directors. Such information includes the principal occupation of each nominee for Director during, at least, the past five years, as well as a brief description of the particular experience, qualifications, attributes or skills that qualify the nominee to serve as a Director of the Company.

David C. Adams, age 67, has been the Executive Chairman of the Board of Directors of the Company since January 1, 2021 and served as Chairman and Chief Executive Officer of the Company from January 1, 2015 until his resignation as Chief Executive Officer on January 1, 2021. Prior to this, he served as President and Chief Executive Officer of the Company from August 2013. He served as President and Chief Operating Officer of the Company from October 2012; Co-Chief Operating Officer from November 2008; President of Curtiss-Wright Controls from June 2005; and Vice President of the Company from November 2005. He has served as a Director of the Company since August 2013. Mr. Adams also serves as a director of Snap-On Incorporated, a leading designer, manufacturer, and marketer of high-end tools and equipment.

Mr. Adams has been an employee of the Company for more than 20 years, serving in increasing levels of strategic, operational, and managerial responsibility. Mr. Adams’ ability to grow the Company and in-depth knowledge of the Company’s business segments and industries in which they operate, as evidenced by the Company’s strong growth during his tenure as Chief Executive Officer provides the Company a competitive advantage in continuing to improve long-term performance and increase stockholder value.

Lynn M. Bamford, age 57, has served as President and Chief Executive Officer and as a member of the Board of Directors of the Company since January 1, 2021. Prior to this, she served as President of the Company’s Defense and Power Segments from January 2020. She also served as Senior Vice President and General Manager of the Company’s Defense Solutions and Nuclear divisions from 2018, and Senior Vice President and General Manager of the Company’s Defense Solutions division from 2013. Shortly after joining the Company in 2004, she assumed the position of Vice President, Product Development and Marketing, for the Company’s former Controls segment, and ascended to Vice President and General Manager of the Company’s Embedded Computing business.

Ms. Bamford has been an employee of the Company for more than 16 years, serving in increasing levels of strategic, operational, and managerial responsibility. Ms. Bamford’s ability to grow the Company’s defense and power segments, as evidenced by the Company’s defense and power segments strong growth during her leadership, and in-depth knowledge of all the Company’s business segments and industries in which they operate, provides the Company a competitive advantage in continuing to improve long-term performance and increase stockholder value.

Dean M. Flatt, age 70, served as President and Chief Operating Officer of Honeywell International Inc.’s Defense and Space business from July 2005 to July 2008. Prior to that, he served as President of Honeywell International Inc.’s Aerospace Electronics Systems business from December 2001 to July 2005 and served as President of Honeywell International Inc.’s Specialty Materials and Chemicals business from July 2000 to December 2001. Further, he serves as a director of Ducommun Incorporated since January 2009 where he currently serves as Chairman of the Compensation Committee and as Lead Director. He also serves as a director of National Technical Systems, Inc. since January 2014 (he formerly served as non-executive Chairman from January 2014 until January 2018). He formerly served as a director of Industrial Container Services, Inc. from January 2012 until April 2017. He has served as Director of the Company since February 2012 and serves as a member of the Audit Committee and the Executive Compensation Committee.

Mr. Flatt has an in-depth understanding of the aerospace industry, evidenced by his past employment in high-level managerial positions at Honeywell International Inc., a leading global supplier of aerospace products, one of the Company’s major markets. In addition, Mr. Flatt has extensive experience in evaluating new business opportunities gained while serving on the executive board of a private equity firm. Furthermore, Mr. Flatt has extensive managerial experience in operating a business at the director level, serving as a current director of Ducommun Incorporated and National Technical Systems, Inc. Mr. Flatt’s ability to lead a company at one of the highest levels of management, coupled with his in-depth knowledge of the aerospace industry and private equity investing provides the Company with a competitive advantage in seeking new opportunities and platforms for its aerospace industry products and services, as well as strengthening the ability of the Company to select strategic acquisitions.

S. Marce Fuller, age 60, was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005, and a Director of Mirant Corporation from July 1999 until January 2006. She served as a Director of Earthlink, Inc., an IT services, network, and communication provider, from January 2002 to April 2014. At Earthlink, she served as Chairperson of the Audit Committee, Leadership and Compensation Committee, and Corporate Governance and Nominating Committee, and as Lead Independent Director. She has served as a Director of the Company since 2000 and serves as Chairperson of the Executive Compensation Committee and as a member of the Audit Committee. She also served as Lead Independent Director of the Company from May 2015 to May 2016 and has been elected to serve as Lead Independent Director effective May 2021 for a term of three years being renewed every year until 2024 or until her successor is appointed.

Ms. Fuller has an in-depth understanding of the power generation industry, evidenced by her past employment at Southern Energy and Mirant Corporation, both leading power generation companies. At these companies, Ms. Fuller served at times in increasing levels of managerial responsibility, beginning with Vice President at Southern Energy and then as President and Chief Executive Officer of both Southern Energy and Mirant Corporation. Ms. Fuller’s ability to lead a company at the highest level of management, coupled with her in-depth knowledge of the power generation industry, one of the Company’s largest markets, provides the Company a competitive advantage in seeking new opportunities and platforms for its power generation industry products and services.

Bruce D. Hoechner, age 61, has served as President and Chief Executive Officer and as a member of the Board of Directors of Rogers Corporation, a NYSE-listed company, since October 2011. Rogers Corporation is a leading provider of engineered materials and components for mission critical applications serving the telecommunications, electronics, transportation, automotive, consumer, and defense markets. From October 2009 to October 2011, Mr. Hoechner served as President, Asia Pacific region, based in Shanghai, China, for Dow Chemical Company, a global diversified chemical and material company. Prior to its acquisition by Dow Chemical Company, Mr. Hoechner held positions of increasing responsibility in the U.S. and internationally with Rohm and Haas Company, a leading manufacturer of specialty chemicals. He has served as a Director of the Company since 2017 and serves as a member of the Committee on Directors and Governance and the Finance Committee.

Mr. Hoechner has many years of broad leadership experience across numerous geographies, businesses, and functions with particularly strong international experience. Mr. Hoechner brings to the Board the perspective of someone familiar with all facets of worldwide business operations, with significant expertise in international marketing and business strategy development as well as the experience of leading a global, NYSE-listed company. This broad and extensive experience in leadership roles, along with his board experience, enhances Mr. Hoechner’s contributions and values to the Company’s Board.

Glenda J. Minor, age 64, has served as Chief Executive Officer and Principal of Silket Advisory Services, a privately owned consulting firm, since 2016. Silket Advisory Services advises companies on financial, strategic, and operational initiatives. From 2010–2015, Ms. Minor was Senior Vice President and Chief Financial Officer of Evraz North America Limited, a leading steel manufacturer. Prior to this, Ms. Minor held both domestic and international executive finance roles at increasing levels of managerial responsibility at Visteon Corporation, a leading global automotive supplier, and DaimlerChrysler, a leading global automotive manufacturer, as well as financial management roles at General Motors Corporation, a leading global automotive manufacturer, and General Dynamics Corporation, a leading global aerospace and defense company. Ms. Minor currently serves on the Board of Directors of Albemarle Corporation, a leading global specialty chemical company; Schnitzer Steel Industries, Inc., one of the largest manufacturers and exporters of recycled metal products in North America; and the Capital Area United Way, a non-profit organization, where she serves as the Treasurer and Finance chair. Ms. Minor has previously served on the board of several other non-profit organizations. She has served as a Director of the Company since 2019 and serves as a member of the Audit Committee and the Committee on Directors and Governance.

Ms. Minor has many years of broad financial and international leadership experience across different industries and different continents, which have provided her with an in-depth understanding of the preparation and analysis of financial statements, and invaluable experience in capital market transactions, accounting, treasury, investor relations, financial and strategic planning, and business expansion. Ms. Minor’s extensive financial knowledge will be an invaluable asset to the Board in its oversight of the integrity of the Company’s financial statements and the financial reporting process. Additionally, Ms. Minor’s experience in mergers and acquisitions and business expansion provides the Company a competitive advantage in seeking new strategic business opportunities and platforms for its products and services.

Anthony J. Moraco, age 61, served as Chief Executive Officer and a member of the Board of Directors of Science Applications International Corporation (SAIC), a NYSE-listed company, from September 2013 to July 2019, after its separation from its former parent Leidos Holdings, Inc. SAIC is a leading provider of technical, engineering, and enterprise information technology (IT) solutions and services primarily to the U.S. government. Prior to this time, he served in various leadership positions at Leidos (legacy SAIC), including serving as President of its Government Solutions Group in 2013, as Group President of its Intelligence, Surveillance and Reconnaissance organization from 2012 to 2013, as its Executive Vice President for Operations and Performance Excellence from 2010 to 2012, and as Senior Vice President and General Manager of its Space and Geospatial Intelligence Business Unit from 2007 to 2010. Leidos is a leading science, engineering and IT company that provides services and solutions in the defense, intelligence, civil and health markets.

Mr. Moraco has an in-depth understanding of the aerospace and defense industry, evidenced by his past employment at SAIC and Leidos, as well as his previous leadership roles at the Boeing Company Space & Intelligence Mission Systems and Phantom Works. In addition, Mr. Moraco has extensive experience in U.S. government contracting. Mr. Moraco’s market knowledge, leadership skills, and management ability proven during his tenure as CEO of SAIC and as an executive of Leidos, along with his prior board experience, enhances Mr. Moraco’s contributions and values to the Company’s Board.

Admiral (Ret.) John B. Nathman, age 72, served as commander of U.S. Fleet Forces Command from February 2005 to May 2007. From August 2004 to February 2005, he served as Vice Chief of Naval Operations in the U.S. Navy. From August 2002 to August 2004, he served as Deputy Chief of Naval Operations for Warfare Requirements and Programs at the Pentagon. From October 2001 to August 2002, he served as Commander, Naval Air Forces. From August 2000 to October 2001, he served as Commander of Naval Air Forces, U.S. Pacific Fleet. He has served as a Director of the Company since 2008 and serves as Chairperson of the Committee on Directors and Governance and as a member of the Finance Committee.

Admiral Nathman’s strong leadership, coupled with an in-depth understanding of U.S. government spending, especially defense spending and military products, evidenced by 37 years of service in high-level commands in the United States Navy, provides the Company a competitive advantage in seeking new opportunities and platforms for its defense industry products and services.

Robert J. Rivet, age 67, was Executive Vice President, Chief Operations and Administrative Officer of Advanced Micro Devices, Inc., a leading global semiconductor company, from October 2008 to February 2011, and was Executive Vice President, Chief Financial Officer of Advanced Micro Devices, Inc. from September 2000 until October 2009. From 2009 to 2011, he also served as a Director of Globalfoundries Inc., a semiconductor foundry. He has served as a Director of the Company since 2011 and serves as Chairperson of the Audit Committee and as a member of the Executive Compensation Committee.

Mr. Rivet has an in-depth understanding of the preparation and analysis of financial statements based upon his 35 years of financial experience, including nine years as Chief Financial Officer of Advanced Micro Devices. In addition, Mr. Rivet led numerous acquisition and divestiture activities while at Advanced Micro Devices. Mr. Rivet’s extensive financial knowledge will be an invaluable asset to the Board in its oversight of the integrity of the Company’s financial statements and the financial reporting process. Additionally, his in-depth understanding of high-technology industries such as the semiconductor business, and experience in mergers and acquisitions provides the Company a competitive advantage in seeking new strategic business opportunities and acquisitions.

Peter C. Wallace, age 66, served as Chief Executive Officer and a Director of Gardner Denver Inc. from June 2014 until his retirement as of January 1, 2016. Gardner Denver is an industrial manufacturer of compressors, blowers, pumps, and other fluid control products used in numerous global end markets. Prior to joining Gardner Denver, Mr. Wallace was President and Chief Executive Officer, and a Director, of Robbins & Myers, Inc., from 2004 until it was acquired in February 2013 by National Oilwell Varco, Inc. Robbins & Myers was a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for energy, chemical, pharmaceutical, and industrial markets worldwide. Mr. Wallace is also a Director of Applied Industrial Technologies, Inc., a leading provider of industrial products and fluid power components, and Rogers Corporation, a leading provider of engineered materials and components for mission critical applications across various markets. Mr. Wallace also serves on the board of a private manufacturing firm engaged in packaging equipment and industrial markets. He has served as a Director of the Company since 2016 and serves as a member of the Executive Compensation Committee and the Finance Committee.

Mr. Wallace has a wide and varied background as a senior executive in global industrial equipment manufacturing, one of the Company’s end markets. Mr. Wallace brings to the Board the perspective of someone familiar with all facets of worldwide business operations, including the experience of leading a NYSE-listed company. This broad and extensive experience in leadership roles, along with his board experience, enhances Mr. Wallace’s contributions and values to the Company’s Board.

Directorships at Public Companies

The following table sets forth any directorships at other public companies and registered investment companies held by each Director and nominee for Director at any time during the past five years.

Name of Director	Company
David C. Adams	Snap-On Incorporated (since 2016)
Dean M. Flatt	Ducommun Incorporated (since 2009)
Bruce D. Hoechner	Rogers Corporation (since 2011)
Glenda J. Minor	Albemarle Corporation (since 2019) Schnitzer Steel Industries, Inc. (since 2020)
Anthony J. Moraco	Science Applications International Corporation (until 2019)
Peter C. Wallace	Applied Industrial Technologies, Inc. (since 2005) Rogers Corporation (since 2010)

Family Relationships

There are no family relationships between any of the Company’s Directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer.

Certain Legal Proceedings

None of the Company’s Directors, executive officers, or persons nominated or chosen by the Company to become a director has been, during the past ten years: (i) involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time; (ii) convicted of any criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or Federal or State authority, permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities, futures, commodities, or banking activities; (iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; (v) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, related to an alleged violation of securities or commodities law or regulation; any law or regulation respecting financial institutions or insurance companies; or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (vi) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity of the Commodity Exchange Act or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Compensation of Directors

For information concerning compensation of our Directors, please see “Compensation of Directors” on page 59 of this Proxy Statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Guidelines and Compliance

The Board of Directors has adopted corporate governance guidelines that provide the framework for the governance of the Company. The corporate governance guidelines are available within the Corporate Governance section of the Company’s website at https://investors.curtisswright.com/governance/governance-documents or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Davidson, North Carolina 28036.

The corporate governance guidelines address, among other things, standards for Director independence, meetings of the Board, executive sessions of the Board, committees of the Board, the compensation of Directors, duties of Directors to the Company and its stockholders, and the Board’s role in management succession. The Board reviews these principles and other aspects of governance annually.

Meetings of the Board

The Board has regularly scheduled meetings each year, and special meetings are held as necessary. In addition, management and the Directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the Directors. Each Director has full access to management.

A meeting of the Company’s non-employee Directors in executive session without any employee Directors or members of management present is scheduled at every regularly scheduled Board meeting. During 2020, the non-employee Directors met seven times in executive session. In May 2018, Albert E. Smith was appointed by the Board to serve as Lead Independent Director for such executive sessions for a term of three years being renewed every year until 2021, or until his successor is appointed. The Board renewed Mr. Smith’s term as Lead Independent Director in May 2020. In February 2021, S. Marce Fuller was appointed by the Board to serve as Lead Independent Director effective May 2021 for a term of three years being renewed every year until 2024 or until her successor is appointed. The Lead Independent Director reviews the agenda items from the meeting with all non-employee Directors and leads discussions with the independent Board members and coordinates follow up discussions with management. For a further discussion on the position of Lead Independent Director, please read the section titled “Board Leadership Structure” beginning on page 22 of this Proxy Statement.

Directors are expected to attend all meetings of the Board and each committee on which they serve. In 2020, the Board held ten meetings and committees of the Board held a total of 18 meetings. During 2020, no Director attended less than 75% of the aggregate number of meetings of the Board of Directors and of the committee or committees on which he or she served, during the period that he or she served.

The Company does not have a formal policy with respect to Director attendance at the annual meeting of stockholders. The Company believes that the potential expense involved with requiring all non-employee Directors to attend the annual meeting of stockholders outweighs the benefit of such attendance because meeting agenda items are generally uncontested, nearly all shares voted are voted by proxy, and stockholder attendance at the meetings is traditionally very low. Accordingly, no non-employee Directors attended the Company’s 2020 annual meeting of stockholders. David C. Adams, the Company’s then Chairman and Chief Executive Officer, did attend the Company’s 2020 annual meeting of stockholders. Mr. Adams, the Company’s Executive Chairman, and Ms. Lynn M. Bamford, the Company’s President and Chief Executive Officer, will attend the Company’s 2021 annual meeting of stockholders where they will be available for questions.

Communication with the Board

Stockholders, employees, and other interested parties wishing to contact the Board directly may initiate in writing any communication with: (i) the Board, (ii) any committee of the Board, (iii) the non-employee Directors as a group, or (iv) any individual non-employee Director by sending the communication to Lead Independent Director, c/o Curtiss-Wright Corporation, 130 Harbour Place Drive, Davidson, North Carolina 28036. The name of any specific intended Board recipient should be noted in the communication. However, prior to forwarding any correspondence, the Lead Independent Director will review such correspondence and, in his or her discretion, not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Director Independence

The corporate governance guidelines provide independence standards generally consistent with the New York Stock Exchange listing standards. These standards specify the criteria by which the independence of the Company’s Directors will be determined and require the Board annually to determine affirmatively that each independent Director has no material relationship with the Company other than as a Director. The Board has adopted the standards set out in the corporate governance guidelines, which are posted within the Corporate Governance section of the Company’s website at https://investors.curtisswright.com/governance/governance-documents, for its evaluation of the materiality of any Director relationship with the Company. To assist in the Board’s determination, each Director completed a questionnaire designed to identify any relationship that could affect the Director’s independence. Based on the responses received from the Directors to the questionnaires and the standards described above, the Board has determined that the following nominees for Directors are “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines: Dean M. Flatt, S. Marce Fuller, Bruce D. Hoechner, Glenda J. Minor, John B. Nathman, Robert J. Rivet, and Peter C. Wallace. Mr. Adams and Ms. Bamford do not meet the corporate governance guidelines independence test and NYSE independence listing standards due to their current positions as Executive Chairman and President and Chief Executive Officer of the Company, respectively. The Board has also determined that Anthony J. Moraco, a non-Director nominee, is “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines. In making the determination that Messrs. Flatt and Wallace are “independent”, the Board considered the fact that these Directors are presently a director of certain entities in which the Company at various times has purchased goods and/or services. The Board determined that this relationship as a director is not material and, thus, did not affect their independence, because each of them do not participate in the day-to-day management of those entities, and do not receive any remuneration as a result of the goods and/or services being sold. Moreover, the transactions involved payments that are individually and in the aggregate immaterial to the revenues of each entity and the expenses of the Company. There were no other transactions, relationships, or arrangements not otherwise disclosed that were considered by the Board of Directors in determining whether any of the Directors are independent.

All members of the Audit Committee, the Executive Compensation Committee, the Finance Committee, and the Committee on Directors and Governance are independent Directors as defined in the New York Stock Exchange listing standards and in the standards in the Company’s corporate governance guidelines.

Code of Conduct

The corporate governance guidelines contain a code of conduct that applies to every Director. The Company also maintains a code of conduct that applies to every employee, including the Company’s Executive Chairman, President and Chief Executive Officer, Chief Financial Officer, and Corporate Controller. The Company designed the corporate governance guidelines and the code of conduct to ensure that its business is conducted in a consistently legal and ethical manner. The corporate governance guidelines include policies on, among other things, conflicts of interest, corporate opportunities, and insider trading. The Company’s code of conduct applicable to all of its employees includes policies on, among other things, employment, conflicts of interest, financial reporting, the protection of confidential information, insider trading and hedging, and requires strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company will disclose any waivers or amendments of the codes of conduct pertaining to Directors or the Company’s Chief Executive Officer, Chief Financial Officer, and Corporate Controller on its website at www.curtisswright.com in accordance with applicable law and the requirements of the NYSE corporate governance standards. To date, no waivers have been requested or granted and no amendments have been made requiring disclosure. The Company’s code of conduct is available within the Corporate Governance section of the Company’s website at https://investors.curtisswright.com/governance/governance-documents or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Davidson, North Carolina 28036.

In order to enhance understanding of and compliance with the Company’s code of conduct, the Company has undertaken several additional steps. Through a third-party provider, the Company maintains an on-line training program that is annually circulated to all Company employees in order to enhance the Company’s culture of ethical business practices. In addition, although all employees are encouraged to personally report any ethical concerns without fear of retribution, the Company, through a third-party provider, maintains the Company’s Hotline (the “Hotline”), a toll-free telephone and web-based system through which employees may report concerns confidentially and anonymously. The Hotline facilitates the communication of ethical concerns and serves as the vehicle through which employees may communicate with the Audit Committee of the Board confidentially and anonymously regarding any accounting or auditing concerns.

Board Committees

The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Committee on Directors and Governance, and a Finance Committee. The Board has adopted a written charter for each of these committees. The full text of each charter is available within the Corporate Governance section of the Company’s website at https://investors.curtisswright.com/governance/governance-documents or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Davidson, North Carolina 28036. The current membership of each committee is as follows:

Director	Audit Committee		Executive Compensation Committee		Committee on Directors and Governance		Finance Committee
Dean M. Flatt	X		X
S. Marce Fuller	X		X	(1)
Bruce D. Hoechner					X		X
Glenda J. Minor	X				X
John B. Nathman					X	(1)	X
Robert J. Rivet	X	(1)	X
Albert E. Smith					X		X	(1)
Peter C. Wallace			X				X

(1)	Denotes Chairperson

Audit Committee. The Audit Committee presently consists of four non-employee directors. The Audit Committee met six times during 2020. Each member of the Audit Committee meets the independence requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, and the Company’s corporate governance guidelines. In accordance with New York Stock Exchange requirements, the Board in its business judgment has determined that each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has also determined that at least two members of the Audit Committee, Robert J. Rivet and Glenda J. Minor, are an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee’s primary responsibilities include assisting the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process; the systems of internal accounting and financial controls; the qualifications and performance of the Company’s internal audit function and internal auditors; the annual independent audit of the Company’s financial statements; the appointment and retention (subject to stockholder ratification), compensation, performance, qualifications, and independence of the Company’s independent registered public accounting firm; enterprise risk assessment and management; review of the Company’s information security and technology program (including cybersecurity); the Company’s compliance with legal and regulatory requirements (including environmental matters) and ethics program; and the impact of COVID-19 on the Company and the Company’s actions in response.

Executive Compensation Committee. The Executive Compensation Committee presently consists of four non-employee directors. The Executive Compensation Committee met six times during 2020. Each member of the Executive Compensation Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

The Executive Compensation Committee’s primary responsibilities includes determining the total compensation, including base salary and short and long term incentive compensation and all benefits and perquisites, of the Chief Executive Officer, and recommends to the full Board the total compensation levels for the remaining executive officers of the Company. The Executive Compensation Committee also oversees the administration of the Company’s executive compensation programs, including any compensation actions taken in response to the COVID-19 pandemic, and further reviews and evaluates compensation arrangements to assess whether they could encourage undue risk taking. In fulfilling its responsibilities, the Executive Compensation Committee may retain a consultant and during 2020, the Executive Compensation Committee used the services of Frederic W. Cook & Co., Inc., an independent compensation consultant, to assist and guide the Executive Compensation Committee. For a discussion concerning the process and procedures for the consideration and determination of executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” beginning on page 31 of this Proxy Statement.

Committee on Directors and Governance. The Committee on Directors and Governance presently consists of four non-employee directors. The Committee on Directors and Governance met three times during 2020. The Committee on Directors and Governance primary responsibilities includes developing policy on the size and composition of the Board, oversight responsibility relating to the risks associated with the Company’s Environmental, Social, and Governance requirements, criteria for Director nomination, procedures for the nomination process, and compensation paid to Directors. The committee also identifies and recommends candidates for election to the Board. Further, the committee regularly reviews the Company’s corporate governance guidelines and provides oversight of the corporate governance affairs of the Board and the Company consistent with the long-term best interests of the Company and its stockholders. Each member of the Committee on Directors and Governance meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Finance Committee. The Finance Committee presently consists of four non-employee directors. The Finance Committee met three times during 2020. The Finance Committee’s primary responsibilities includes advising the Board regarding the capital structure of the Company, the Company’s dividend and stock repurchase policies, the Company’s currency risk and hedging programs, and the investment managers and policies relating to the Company’s defined benefit plans. Each member of the Finance Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Board and Board Committees Self-Evaluation Process

The Board recognizes that a thorough, constructive self-evaluation process enhances its effectiveness and is an essential element of good corporate governance. Accordingly, the Committee on Directors and Governance oversees an annual self-evaluation process to ensure that the full Board and each of its committees conducts a thorough self-assessment of its performance and solicits feedback for improvement. In addition, the Board and its committees meet regularly in executive session throughout the year to consider areas that may warrant additional focus and attention. The Committee on Directors and Governance reviews and reassesses the format and effectiveness of the evaluation process each year and makes changes when considered necessary or appropriate.

During 2020, the evaluations were conducted through the use of a detailed on-line survey designed to offer a thoughtful and substantive reflection on the Board and committees’ performance. The survey considers various topics related to Board and committee composition, structure, effectiveness, and responsibilities, as well as the overall mix of director skills, experience, backgrounds, and diversity. The results of the survey were aggregated, summarized by the General Counsel, and presented to the Board and each committee for discussion in executive session. In addition to providing an opportunity for directors to discuss a wide range of governance-related topics, the evaluation process is used by the Board and each committee to identify opportunities for improvement, make changes to the committee charters, processes and policies, and is linked to the Board’s succession planning activities.

In response to feedback solicited from the Board and committees over the past several years, the Company continues to:

•	Streamline meeting materials to better highlight important information, while maintaining completeness

•	Allow sufficient time during Board and committee meetings for discussion, debate, in-depth reviews, and executive sessions

•	Enhance discussion about areas of emerging risk at Board and Audit Committee meetings, including deep dives on key topics at Board risk oversight sessions

•	Provide educational opportunities during regularly scheduled meetings and through third-party programs

•	Focus on particular skills and attributes of Board candidates

Board Leadership Structure

The Company is focused on strong corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance stockholder value. The Company’s commitment to independent oversight is demonstrated by the independence of all directors, except our Executive Chairman and President and Chief Executive Officer who is also a Director. In addition, as discussed above, all of the members of the Board’s Audit Committee, Finance Committee, Executive Compensation Committee, and Committee on Directors and Governance are independent.

The Board believes that each business is unique, and therefore, the appropriate board leadership structure will depend upon each company’s unique circumstances and needs at the time. Historically, the positions of Board Chairman and Chief Executive Officer of the Company were generally held by the same individual. This practice changed temporarily beginning January 1, 2021 as then Chairman and Chief Executive Officer David C. Adams began a 17-month phased retirement. On January 1, 2021, Mr. Adams resigned from the Chief Executive Officer position, and as of January 1, 2021, Lynn M. Bamford was promoted to the positions of President and Chief Executive Officer and serves as a member of the Board. Mr. Adams will serve as Executive Chairman until his full retirement from the Company in May 2022. The Board believes this temporary division of the Chief Executive Officer and Board Chairman positions during this transition period will contribute to the smooth transition of the Company’s top executive leadership position to Ms. Bamford, enabling Ms. Bamford to focus her time and energy on running the day-to-day operations of the Company at a time when Ms. Bamford is relatively new to the role, while at the same time ensuring that Mr. Adams’ valuable experience, wise judgement, and service would remain available to the Company during the transition period. Following completion of the management transition in May 2022, it is expected the positions of Chairman and Chief Executive Officer will again reside in one individual, Ms. Bamford. The Board believes at that time it will be in the best interest of the Company and its stockholders for one person to serve as Board Chairman and Chief Executive Officer. Ms. Bamford has been an employee of the Company for more than 16 years, having served in increasing levels of strategic, operational, and managerial responsibility. She possesses in-depth managerial and operational knowledge of the Company and its industries, as well as the issues, opportunities, and challenges it faces. Thus, she will be best positioned to provide direction and highlight issues that ensure the Board of Directors’ time and attention are focused on the most critical matters. In addition, the Board has determined that this leadership structure is optimal because it believes that having one leader serving as both Chairman and Chief Executive Officer fosters decisive leadership, accountability, effective decision-making, and alignment on corporate strategy. Having one person serve as Chairman and Chief Executive Officer also enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, customers, and suppliers. In light of Ms. Bamford’s experience and knowledge of the Company’s business and industries, her ability to speak then as both Chairman and Chief Executive Officer will provide the Company with strong unified leadership. The Board will continue to monitor the appropriateness of this structure.

Mr. Adams fulfills his responsibilities in chairing the Board through close interaction with the Lead Independent Director. The Board has structured the role of its Lead Independent Director to strike an appropriate balance between well-focused and independent leadership on the Board. The Lead Independent Director serves as the focal point for independent Directors regarding resolving conflicts with the Chief Executive Officer, or other independent Directors, and coordinating feedback to the Chief Executive Officer on behalf of independent Directors regarding business issues and Board management. The Lead Independent Director and Executive Chairman are expected to foster a cohesive Board that supports and cooperates with the Chief Executive Officer’s ultimate goal of creating stockholder value. In this regard, the Lead Independent Director’s responsibilities include, without limitation:

•	Convening and presiding over executive sessions attended only by non-employee Directors;

•	Communicating to the Chief Executive Officer the substance of discussions held during those sessions to the extent requested by the participants;

•	Serving as a liaison between the Executive Chairman and the Board’s independent Directors on sensitive issues;

•

Consulting with the Executive Chairman on meeting schedules and agendas, including the format and adequacy of information the independent Directors receive and the effectiveness of the meeting process;

•	Overseeing the Board’s self-evaluation process; and

•	Presiding at meetings of the Board in the event of the Executive Chairman’s unavailability.

The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management and key issues related to long-term business plans, long-range strategic issues, risks, and integrity.

Board Role in Risk Oversight

The Board of Directors oversees risk to help ensure a successful business at the Company. While the Executive Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and other members of the Company’s senior leadership team are responsible for the assessment and day-to-day management of risk, the Board of Directors is responsible for assessing the Company’s major risks and ensuring that appropriate risk management and control procedures are in place.

The Company relies on a comprehensive enterprise risk management program to aggregate, monitor, measure, and manage risk. The Company’s enterprise risk management program is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure, and to elevate certain key risks for discussion at the Board level. While the Board has the ultimate oversight responsibility for risk management processes, various committees of the Board composed entirely of independent directors, also have responsibility for aspects of risk management. The Board and its committees are kept informed by various reports on risk identification and mitigation provided to them on a regular basis, including reports made at the Board and Committee meetings by management.

The Audit Committee of the Board, acting pursuant to its written charter, serves as the principal agent of the Board in fulfilling the Board’s oversight of risk assessment and management, including with respect to major strategic, operational, financial reporting, legal and compliance, information security and technology risks (including cybersecurity), and the impact of COVID-19 on the Company and the Company’s actions in response. The Company’s Vice President, Risk and Compliance, who reports to the Audit Committee, facilitates the enterprise risk management program and helps ensure that risk management is integrated into the Company’s strategic and operating planning process. The Vice President, Risk and Compliance, regularly updates the Audit Committee on the Company’s risk management program throughout the year through discussions of individual risk areas, as well as an annual summary of the enterprise risk management process. The Audit Committee reviews with management the risks presented and the steps management has taken to monitor, mitigate, and control such risks. The Chairperson of the Audit Committee then reports to the full Board on the risks associated with the Company’s operations

The Board is actively engaged in the oversight of the Company’s information security and technology programs (including cybersecurity). The Company’s Chief Information Officer leads the Company’s cybersecurity risk management program, which is fully integrated into the overall enterprise risk management program and overseen by the Audit Committee. The Audit Committee reviews and receives regular briefings concerning the Company’s cybersecurity risk management program and data protection practices, including discussions of rapidly evolving cyber security threats, cyber security technologies and solutions deployed, major cyber risk areas, policies and procedures to address those risks, and cyber incidents, from the Company’s Chief Information Officer. Program highlights include:

•	Multi-layer strategy of defense in-depth designed to ensure the safety, security and responsible use of information and data.

•	Security operations center (“SOC”) that monitors all IT assets, resources, and data 24-hours per day, 7-days per week, 365-days per year.

•	Incorporates external expertise to manage the SOC, perform penetration tests, cyber-attack simulation exercises, and log management to review anomalies indicating a possible breach.

•	Maintain a business continuity program and cyber insurance.

The Executive Compensation Committee considers risks in connection with its design of compensation programs for the Company’s employees, including the executive officers, including incorporating features that mitigate risk without diminishing the incentive nature of the compensation. The conclusions of this assessment are set forth in the Compensation Discussion and Analysis under the heading “Risk Consideration in the Overall Compensation Program for 2020” on page 47 of this Proxy Statement. The Finance Committee is responsible for assessing risks related to financing matters such as pension plans, capital structure, currency risk and hedging programs, and equity and debt issuances. The Committee on Directors and Governance oversees risk related to the Company’s overall governance, including Board and committee composition, Board size and structure, Director recruitment, Director independence, Director compensation, ethical and business conduct, and the Company’s corporate environmental, social and governance profiles and ratings.

The Board believes that its leadership structure facilitates its oversight of risk by combining Board committees and majority independent Board composition with an experienced Executive Chairman and Chief Executive Officer who have detailed knowledge of the Company’s business, history, and the complex challenges it faces. The Executive Chairman and Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the Company position them to promptly identify and raise key risks to the Board and focus the Board’s attention on areas of concern. The independent committee chairs and other Directors also are experienced professionals or executives who can and do raise issues for Board consideration and review and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the non-management Directors and the Executive Chairman and Chief Executive Officer that enhances risk oversight.

Succession Planning

The Board of Directors recognizes that one of its most important responsibilities is to ensure excellence and continuity in the Company’s senior leadership by overseeing the development of executive talent and planning for the effective succession of the Company’s Chief Executive Officer and the other senior members of the Company’s senior leadership team. This responsibility is reflected in the Company’s Corporate Governance Guidelines, which provide for an annual review of CEO succession planning and management development. The Committee on Directors and Governance assists the Board in the succession planning process by reviewing and recommending to the full Board candidates for successor to the Chief Executive Officer and to assure that senior management has established and maintains a succession planning process for senior executive positions other than the Chief Executive Officer.

In furtherance of the foregoing, the Company’s Chief Executive Officer provides an annual succession planning report to the Board of Directors, which summarizes the overall composition of the Company’s senior leadership team, including their professional qualifications, tenure, and work experience. The report also identifies internal members of the senior leadership team who are viewed as potential successors to the Chief Executive Officer. Succession planning is also regularly discussed in executive sessions of the Board of Directors. The Company’s directors become familiar with internal potential successors for key leadership positions through various means, including the annual succession planning report and Board of Directors and committee meetings, and less formal interactions throughout the course of the year.

As part of the Company’s succession planning, the Company transitioned to a new generation of leadership during the past twelve months. On January 1, 2021, Ms. Lynn M. Bamford became the Company’s President and Chief Executive Officer and a member of the Board, succeeding Mr. David C. Adams, who resigned after seven years as Chief Executive Officer. In connection with this CEO transition, Mr. Adams will continue as the Company’s Executive Chairman and will remain on the Board until his retirement in May 2022. In addition, in May 2020, Mr. K. Christopher Farkas became the Company’s Chief Financial Officer, upon the resignation of Mr. Glenn E. Tynan from that position. At the same time, Mr. Gary Ogilby was promoted to the role of Vice President and Corporate Controller, succeeding Mr. Farkas upon his promotion to Chief Financial Officer. Furthermore, on January 11, 2021, Mr. Robert Freda became the Company’s Vice President and Treasurer, upon the retirement of Mr. Harry Jakubowitz. Moreover, Mr. Kevin Rayment will be promoted to the role of Vice President and Chief Operating Officer commencing with the retirement of Mr. Thomas P. Quinly in April 2021. All of these appointments were internal promotions and it exemplifies the Board’s ongoing commitment to recruiting, cultivating, and developing executive talent to meet the Company’s organizational and strategic needs.

Additionally, the Board of Directors, with support and recommendations from the Committee on Directors and Governance, oversees the succession of its members. To this end, at least once a year, in connection with the annual director nomination and re-nomination process, the Committee on Directors and Governance evaluates each director’s performance, relative strengths and weaknesses, and future plans, including any personal retirement objectives and the potential applicability of the Company’s mandatory retirement policy for directors (which is set forth in the Company’s Corporate Governance Guidelines). As part of that evaluation, the Committee on Directors and Governance also identifies areas of overall strength and weakness with respect to its composition and considers whether the Board of Directors as a whole possesses core competencies in the areas of accounting and finance, management experience with mergers and acquisitions, risk management, industry knowledge, knowledge of technology and cyber-security, marketing, digital marketing and social media, international markets, strategic vision, compensation, and corporate governance, among others.

Director Onboarding and Education

All new Directors participate in the Company’s director onboarding program. The onboarding process includes in-person or virtual meetings with senior leaders to familiarize new directors with the

Company’s strategic vision, values and culture; operational and financial reporting structure; and legal, compliance and governance framework.

The Board encourages all Directors to participate in continuing director education programs, either individually or together with other Committee members, and Directors are reimbursed for their expenses for such programs.

Stockholder Recommendations and Nominations for Directors

Stockholder Recommendations. The Committee on Directors and Governance will consider stockholder recommendations for Director nominees. A stockholder desiring the committee to consider his or her Director recommendation should deliver a written submission to the Committee on Directors and Governance in care of the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Davidson, North Carolina 28036. Such submission must include:

(1)	the name and address of such stockholder,

(2)	the name of such nominee,

(3)	the nominee’s written consent to serve if elected,

(4)	documentation demonstrating that the nominating stockholder is indeed a stockholder of the Company, including the number of shares of stock owned,

(5)

a representation (i) that the stockholder is a holder of record of the stock of the Company entitled to vote at such meeting and whether he or she intends to appear in person or by proxy at the meeting, and (ii) whether the stockholder intends or is part of a group that intends to deliver a proxy statement to the Company’s stockholders respecting such nominee or otherwise solicit proxies respecting such nominee,

(6)

a description of any derivative instruments the stockholder owns for which the Company’s shares are the underlying security or any other direct or indirect opportunity the stockholder has to profit from any increase or decrease in the value of the Company’s stock,

(7)

a description of the extent to which the stockholder has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss to or manage or share risk or benefit of changes in the value or price of share of stock of the Company for, or to increase or decrease the voting power or economic interest of, such stockholder with respect to any shares of stock of the Company,

(8)

a description of any proxy, contract, arrangement, understanding, or relationship under which the stockholder has a right to vote any of the shares of stock of the Company or influence the voting over any such shares,

(9)	a description of any rights to dividends on the shares of stock of the Company the stockholder has that are separated or separable from the underlying shares of stock of the Company,

(10)

a description of any performance-related fees (other than asset-based fee) the stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company or related derivative instruments,

(11)

to the extent known, the name and address of any other stockholder(s) supporting the nomination on the date of the stockholder’s submission of the nomination to the Committee on Directors and Governance,

(12)

any information relating to the nominee and his or her affiliates that would be required to be disclosed in a proxy solicitation for the election of Directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, and

(13)

a description of all direct and indirect compensation, and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships between such nominating stockholder or beneficial owner, if any, on the one hand, and the nominee and his or her respective affiliates or associates, or others acting in concert therewith, on the other hand.

In addition, such submission must be accompanied by a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made. Further, the nominee must also provide a written representation and agreement that such nominee (i) is not and will not become party to (x) any agreement, arrangement, or understanding as to how such prospective nominee will act or vote on any issue or question that has not been disclosed to the Company, or (y) any agreement, arrangement, or understanding as to how such prospective nominee will act or vote on any issue or question that could limit or interfere with such nominee’s ability to comply with such nominee’s fiduciary duties, (ii) is not and will not become party to any agreement, arrangement, or understanding with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director, that has not been disclosed to the Company, and (iii) in such person’s individual capacity and on behalf of any beneficial owner on whose behalf the nomination is being made, would be in compliance with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company. The Committee may require additional information from the nominee to perform its evaluation.

The Committee on Directors and Governance also considers candidates for Board membership as recommended by Directors or executive management. The Committee on Directors and Governance uses the same criteria to evaluate all candidates for Board membership, whether recommended by Directors, executive management, or stockholders. As it deems necessary, the Committee on Directors and Governance may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. In its assessment of each potential nominee, the Committee on Directors and Governance takes into account the skills and characteristics that the Board seeks in its members as well as consideration of the diversity of the Board as a whole. This review includes an assessment of, among other things, a candidate’s knowledge, education, experience, cultural background, including ethnicity, gender and age, and skills in areas critical to understanding the Company and its business, with a commitment to enhancing stockholder value. The Committee on Directors and Governance seeks candidates with the highest professional and personal ethics and values and who will operate in accordance with the Company’s Code of Conduct. The Committee on Directors and Governance also assesses a candidate’s ability to make independent analytical inquiries, and willingness to devote adequate time to Board duties. Director nominees should possess the following experience, attributes, and characteristics:

Experience (in one or more of the following):

•	High level leadership experience;

•	Specialized expertise in the industries in which the Company competes;

•	Financial expertise;

•	Breadth of knowledge about issues affecting the Company;

•	Ability and willingness to contribute special competencies to Board activities; and

•

Expertise and experience that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained.

Personal attributes and characteristics:

•	Personal integrity;

•	Loyalty to the Company and concern for its success and welfare, and willingness to apply sound independent business judgment;

•	Awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image; and

•	Willingness to assume fiduciary responsibilities.

Although the Committee on Directors and Governance does not have a formal written policy with regard to considering diversity in identifying nominees for directors, it does believe that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. Diversity considerations for a director nominee may vary at any time according to the particular areas of expertise being sought as a complement to the existing Board composition.

The Committee on Directors and Governance annually evaluates the performance of the Board, each of the committees, and each of the members of the Board. It also reviews the size of the Board and whether it would be beneficial to add additional members and/or any new skills or expertise, taking into account the overall operating efficiency of the Board and its committees. If the Board has a vacancy, or if the Committee determines that it would be beneficial to add an additional member, the Committee will take into account the factors identified above and all other factors, which the Committee in its best judgment deems relevant at such time. In this process, the Committee on Directors and Governance will consider potential candidates proposed by other members of the Board, by executive management or by stockholders.

Once an individual has been identified by the Committee on Directors and Governance as a potential candidate, the Committee, as an initial matter, may collect and review publicly available information regarding the individual to assess whether the individual should be considered further. Generally, if the individual expresses a willingness to be considered and to serve on the Board, and the Committee believes that the individual has the potential to be a good candidate, the Committee would seek to gather information from or about the individual, review the individual’s accomplishments and qualifications in light of any other candidates that the Committee might be considering, and, as appropriate, conduct one or more interviews with the individual. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other individuals that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a prospective candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Stockholder Engagement

The Company approaches stockholder engagement as an integrated, year-round process involving senior management and the investor relations team. The Company welcomes the opportunity to engage openly with its stockholders to obtain insights and feedback on matters of mutual interest. The Board’s and senior management’s commitment to understanding the interests and perspectives of stockholders is a key component of the stockholder engagement strategy.

The Company engages with stockholders throughout the year to:

•

Provide visibility and transparency into the Company’s business, including senior management’s perspectives on the financial and operational performance, as well as key trends impacting its end markets and other industry developments;

•	Discuss and seek feedback on the Company’s communications and disclosures; issues that are important to stockholders; hear stockholder expectations for the Company; and share the Company’s views;

•	Discuss and seek feedback on the Company’s executive compensation and corporate governance policies and practices; and

•	Convey feedback on critical conversations and issues back to the Board to enhance future disclosure and decision-making.

Throughout the year, the Company meets with research analysts and institutional investors to inform and share the Company’s perspective on its financial and operational performance through its participation in investor conferences, non-conference roadshows and other formal events where the Company conducts group and one-on-one meetings. The Company also engages with governance representatives of its major stockholders, through conference calls that occur during and outside of the proxy season.

During 2020, the Company virtually conducted meetings and calls with its top 50 institutional investors representing more than 37% of the Company’s outstanding stock, resulting in substantive engagements with investors holding a significant portion of the Company’s outstanding stock, in addition to conducting meetings with prospective stockholders. In addition, the Company conducted more than 115 meetings with institutional investors and prospects through industry conferences and non-conference events, as well as more than 100 separate conversations by phone.

The comments, questions and suggestions offered by the Company’s investors were shared with, and discussed by, the full Board, and their perspectives will inform the Board’s decision-making in 2021 and beyond.

Stockholder Nominations. A stockholder desiring to nominate a person as Director should deliver a written submission in accordance with the Company’s By-laws to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Davidson, North Carolina 28036. Such submission must include the items listed above under “Stockholder Recommendations and Nominations for Directors” on page 26 in this Proxy Statement Stockholder submissions for Director nominees at the 2022 annual meeting of stockholders must be received by the Corporate Secretary of the Company no earlier than January 7, 2022 and no later than February 4, 2022. Nominee recommendations that are made by stockholders in accordance with these procedures will receive the same consideration as recommendations initiated by the Committee on Directors and Governance.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee Report

Management is responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements and the Company’s internal controls over financial reporting. The Audit Committee is responsible for monitoring and reviewing these processes. The Audit Committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee may be employees of the Company. Additionally, the Audit Committee members may not represent themselves to be accountants or auditors for the Company, or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing for the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent accountants included in their report on the Company’s financial statements.

The oversight performed by the Audit Committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the Audit Committee has with management and the independent accountants do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact “independent.”

As more fully described in its charter, the Audit Committee is responsible for, among other items, overseeing the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the qualifications and performance of the internal audit function and internal auditors, and the annual independent audit of the Company’s financial statements by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for fiscal year 2020, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, as well as the Company’s earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In addition, the Audit Committee reviewed with management, Deloitte & Touche LLP, and the Company’s Director of Internal Audit, the overall audit scope and plans, the results of internal and external audits, evaluations by management and Deloitte & Touche LLP of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services (including non-audit services) that might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required under Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence) from Deloitte & Touche LLP. Based on the forgoing, the Audit Committee concluded that Deloitte & Touche LLP is independent from the Company and its management. The Audit Committee schedules separate private sessions, during its regularly scheduled meetings, with Deloitte & Touche LLP and the Company’s Director of Internal Audit, at which candid discussions regarding financial management, accounting, auditing and internal control issues takes place. Deloitte & Touche LLP is also encouraged to discuss any other matters they desire with the Audit Committee, the Director of Internal Audit, and/or the full Board of Directors.

The opinions of Deloitte & Touche LLP are filed separately in the 2020 Annual Report on Form 10-K and should be read in conjunction with the reading of the financial statements.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements and footnotes be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Robert J. Rivet, Chairperson
Dean M. Flatt
S. Marce Fuller
Glenda J. Minor

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) details the Executive Compensation Committee’s (“Committee”) decisions regarding the compensation programs and practices as they relate to the Company’s Named Executive Officers (“NEOs”). These individuals are identified below along with their offices held during fiscal year 2020:

•	David C. Adams, Chairman and Chief Executive Officer (a)

•	Glenn E. Tynan, Vice President of Finance and former Chief Financial Officer (b)

•	Thomas P. Quinly, Vice President and Chief Operating Officer (c)

•	Paul J. Ferdenzi, Vice President, General Counsel, and Corporate Secretary

•	K. Christopher Farkas, Vice President and Chief Financial Officer (d)

•	Harry S. Jakubowitz, Vice President and Treasurer (e)

(a)	Mr. Adams resigned as Chief Executive Officer of the Company effective January 1, 2021, and currently holds the title Executive Chairman of the Company.

(b)	Mr. Tynan resigned as Chief Financial Officer of the Company effective May 7, 2020 and continued as Vice President of Finance of the Company until his retirement on September 30, 2020.

(c)

Effective March 1, 2020, Mr. Quinly took a personal leave of absence from the Company, which is expected to last until his planned retirement in April 2021. Mr. Quinly did not receive a base salary and was not granted any incentive compensation during fiscal year 2020 but retained certain benefits from the Company during his leave of absence.

(d)	Mr. Farkas was promoted to Vice President and Chief Financial Officer of the Company effective May 7, 2020.

(e)	Mr. Jakubowitz retired from the Company effective January 8, 2021.

COVID-19 Responsive Actions

Dedicated Curtiss-Wright employees and their commitment to our strong culture allowed us to manage significant headwinds caused by the COVID-19 global pandemic, which were not within executive management’s control, including lower customer demand, supply delivery interruptions, workforce availability issues and many others. Curtiss-Wright employees and our dedicated suppliers have worked hard and efficiently during this difficult period to continue meeting our customers’ needs.

Throughout the COVID-19 pandemic, Curtiss-Wright’s primary focus has been to care for the wellbeing of its employees. Curtiss-Wright also took steps to mitigate the impact of the pandemic on our fiscal 2020 financial performance, including certain cost reductions. Specifically, furloughs, reductions in discretionary spending, and restructuring actions occurred. Some of our businesses reduced their production schedules to align production output with changing customer demand during the pandemic while others continued to operate at full rate production, adding more complexity to managing operations through the pandemic. However, as an “essential business”, Curtiss-Wright maintained a spirit of perseverance, developing ways to manage the numerous operational challenges brought on by the pandemic. These efforts allowed Curtiss-Wright to continue to provide essential products and services to those who operate within critical infrastructure industries. Considering these challenges and despite the actions undertaken by Curtiss-Wright to mitigate the impact of the pandemic on the Company’s financial performance, Curtiss-Wright’s financial performance during fiscal year 2020 generally fell short of our expectations.

2020 Company Financial Performance

The Company strives to attain top quartile performance compared with its peer group (as later defined in this CD&A), by concentrating on:

•	Leveraging the critical mass and the powerful suite of capabilities it built over the past decade;

•	Driving operational excellence to improve key financial metrics such as operating margins and return on invested capital (ROIC); and

•	Exercising financial discipline to drive higher free cash flow.

The Company also maintains a disciplined and balanced capital allocation strategy–all part of the Company’s effort to improve competitiveness over the long term and generate stronger returns for stockholders.

Fiscal year 2020 marked one of the most volatile periods in the global macro-economic landscape. The Company acted swiftly to focus on diligent cash management and liquidity and to align our cost structure to the current COVID-19 environment, which impacted both our commercial aerospace and general industrial end markets. Current travel restrictions, as well as changes in the propensity for the general public to travel by air as a result of the COVID-19 pandemic, have caused reductions in demand for commercial aircraft, which adversely impacted our net sales and operating results in the commercial aerospace end market. In addition, an overall reduction in business activity as a result of the disruption caused by COVID-19 has led to a decrease in sales to our general industrial end market, which primarily includes industrial vehicles and industrial valve products.

In 2020, the Company’s three-year total shareholder return (TSR) ranked eight or the 50th percentile among the Company’s 16-company peer group set forth on page 35 of this Proxy Statement. TSR is the change in the Company’s common stock share price plus dividends from the beginning of the measurement period to the end (three years, 1/1/2018 to 12/31/2020). The Company’s 2020 financial performance for executive compensation included:

•	Adjusted operating income was $383 million.

•	Adjusted operating margin was 16.3%.

•	Working capital as a percentage of sales was 21.9%.

The Company’s financial performance above excludes the performance of acquisitions consummated during the performance period, as well as other adjustments referenced in the Company’s fourth quarter 2020 earnings release furnished to the SEC on February 25, 2021.

The following charts illustrate how the Company compares against the peer group set forth on page 35 of this Proxy Statement measuring one and three-year indexed TSR as of December 31, 2020. Indexed TSR means the value at the end of the 1 and 3-year measurement periods of a hypothetical $100 invested at the beginning of the periods.

2020 Incentive Payouts

Incentive awards earned by the NEOs for fiscal 2020 reflect the Company’s commitment to pay for performance. The COVID-19 pandemic impacted our ability to achieve annual incentive compensation targets for our NEOs. Because Company performance, due to the impact of the COVID-19 pandemic, fell below our expectations, our annual incentive compensation was accordingly below target.

•	2020 annual incentive awards were 75% of target for the NEO’s with incentives based on Company (80%) and individual (20%) performance.

•	Cash-based performance units for the 2018-2020 performance period were on average 127% of target, based on 3-year average sales growth and ROIC.

•	Performance Share Units payout for the 2018-2020 performance period was 100% of target, attributable to the Company’s relative TSR performance to its peer group.

Compensation Practices and Policies

The Committee frequently reviews the Company’s executive compensation program to ensure it supports the Company’s compensation philosophy and objectives and continues to drive corporate performance to achieve the Company’s strategic plan. The Committee continues to implement and maintain best practices for executive compensation. Listed below are some of the best practices the Company follows and the practices that the Company does not include in its program:

What Curtiss-Wright Does		What Curtiss-Wright Doesn’t Do
•	Aligns pay and performance using measures of financial and operating performance including use of relative TSR	•	No NEO employment agreements
		•	Does not engage in executive compensation practices that encourage excessive risk
•	Balances short-term and long-term incentives using multiple performance measures that focus on profitable top line growth	•	No short sales, hedging, or pledging of Curtiss-Wright stock
		•	No reloading, re-pricing or backdating stock options
•	Places maximum caps on incentive payouts consistent with market competitive practice	•	No tax gross-ups on change-in-control benefits for executives hired after January 2008
•	Establishes rigorous stock ownerships guidelines for NEOs and Board members including a 50% mandatory hold on net shares until ownership guidelines are met for NEOs	•	No dividends on unvested or unearned performance units/shares
		•	No excessive perquisites
•	Includes a claw back policy on all incentive compensation	•	No excessive severance and/or change in control provisions
•	Uses an independent external compensation consultant to review and advise on executive compensation
•	Uses double trigger Change in Control Agreements for equity vesting under the Corporation’s Long-Term Incentive Plan

Consideration of Say on Pay Results

The Company provides its stockholders an annual advisory vote to approve its executive compensation program under Section 14A of the Exchange Act. At the 2020 Annual Meeting of stockholders, 96% of shares voted were in favor of the Company’s executive pay programs (commonly known as Say on Pay).

Stockholder input is important to the Committee. The Company regularly solicits input from its major stockholders on the Company’s executive compensation programs. The Company received overall positive feedback regarding the core structure and elements of its executive compensation program. The Company’s investors also were satisfied with the performance of the Company.

The Committee evaluated these results, considered stockholder feedback received by the Company, and took into account many other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A. The Committee also assessed the interaction of our compensation programs with our business objectives, input from its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), and review of peer data, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in the best interests of the Company. While each of these factors bore on the Committee’s decisions regarding our NEOs’ compensation, the Committee did not make any material changes to our 2020 executive compensation program and policies as the Committee believes that the 2020 voting results as well as investor feedback indicate stockholders’ approval of the NEO’s compensation levels, objectives, program design, and rationale.

Overview of the 2020 Executive Compensation Program

Compensation Philosophy

The Company’s compensation philosophy and objectives will support and enable:

•	Curtiss-Wright’s vision of achieving top quartile performance compared to its peer group

•

Pay outcomes aligned company performance with shareholder interests by targeting NEO total direct compensation opportunities at market median, which provides the opportunity for above median pay for above median performance and below median pay for below median performance

•	Incentive Metrics and Targets dictated by the Company’s strategic goals that are:

-	Evaluated annually based on financial performance and outlook

-	Modified in terms of weighting and mix as Curtiss-Wright’s performance advances towards or enters the top quartile

-	Reviewed and assessed as business conditions change with exceptions possible when aligned with strategic purposes

•	Long-Term Incentives (LTI) including equity as a key component thereby aligning 70% of NEO’s LTI grant value with shareholder interests through 3-year performance-based vehicles

•	Compensation to be a tool for key employee retention and talent development

Compensation mix

To reinforce the Company’s pay for performance philosophy, nearly two-thirds of targeted total direct compensation for the CEO and greater than one-half for each NEO is contingent upon performance and, therefore, fluctuates with the Company’s financial results and share price. The Committee targets total direct compensation opportunities for the executive group on average to the 50th percentile (median) of the Company’s relevant market and peer data with actual upside and downside pay tied to corresponding performance.

2020 Target Compensation Mix and “Pay at Risk”

Performance-based compensation includes: annual incentives, equity-based performance share units, and cash-based performance units, which account for approximately 63% of the CEO’s total target compensation and on average 52% of the total target compensation for the remaining NEO’s.

Messrs. Tynan and Quinly are excluded from the “Other Named Executive Officers” chart above as they were not eligible to participate in all Company incentive compensation plans in fiscal year 2020.

The acronyms PSUs, PUs, and RSUs in the above pie charts mean equity-based performance share units, cash-based performance units, and time-based restricted stock units, respectively, each of which is discussed more fully later in this CDA.

Competitive market data and peer group data

The Committee analyzed competitive market data from two sources:

1.	Peer group; and

2.	Survey data

The Committee utilizes both peer group and industry data when evaluating NEO compensation levels. The peer group data is representative of competitors with similar product lines, markets / industries and relative revenue size. Peer group performance therefore is a key relative measure for the Company’s annual incentive plan and performance-based long-term incentive plan metrics. The Committee, with guidance from FW Cook and Management, adjusted the peer group used for competitive market assessments in late 2019, which informed 2020 pay decisions. The final 2020 peer group approved by the Committee consists of the following 16 companies:

•	AAR Corp.	•	ITT Corp
•	Aerojet Rocketdyne	•	Kaman Corporation
•	Crane Co.	•	Moog Inc.
•	Cubic Corporation	•	Spirit AeroSystems Holdings Inc.
•	EnPro Industries, Inc.	•	Teledyne Technologies Inc.
•	FLIR Systems, Inc.	•	Transdigm Group Inc.
•	Hexcel Corp.	•	Triumph Group, Inc.
•	IDEX Corporation	•	Woodward, Inc.

While the Committee reviews both peer group data and nationally recognized survey data from third party sources, the Committee primarily relies on peer group data for the CEO and CFO, while placing more focus on nationally recognized executive survey data from third party sources for the other NEOs. The Committee believes that due to the smaller number of peer matches and more robust sample size of the surveys, the latter provides more reliable compensation data for roles other than the CEO and CFO.

Roles in determining 2020 Executive Compensation

Summarized in the table below are roles and responsibilities for executive compensation:

Groups Involved	Roles and Responsibilities
Executive Compensation Committee	•	Determines the compensation levels for all executive officers annually
	•	Oversees the administration of the Company’s executive compensation programs
	•	Reviews competitiveness and business fit of overall executive compensation plans, philosophy and policies
	•	Oversees cost and design of the Company’s retirement plans and recommends changes to the full Board
	•	Selects, oversees, and directs the activities of the external executive compensation consultant and ensures the independence of such consultant
	•	Reviews and evaluates compensation arrangements to assess whether they could encourage undue risk taking
•

Reviews and approves the personal and financial annual and long term goals and objectives for the executive officers and the Company, evaluates the executive officers and the Company’s performance in light of those goals and objectives, and determines and approves all annual and long-term incentive compensation of the executive officers based on this evaluation

Board Members	•	Oversee design and cost changes to the retirement plans
Independent Committee Consultant	•	Provides advice on officer and board of directors compensation matters
	•	Provides information on competitive market trends in general executive compensation as it impacts officers
	•	Provides proposals for officer compensation programs, program design, including measures, goal-setting, and pay and performance alignment and other topics as the Committee deems appropriate
	•	Is directly accountable to the Committee, which has sole authority to engage, dismiss, and approve the terms of engagement of the compensation consultant
CEO	•	Evaluates performance of the executive officers other than his own
•

Makes recommendations to the Committee regarding base salary, annual incentive compensation targets, long-term cash incentive compensation targets, and long-term equity compensation for the executive officers other than himself

Other Executives: CFO, GC	•	Makes recommendations to the CEO and Committee regarding officer annual and long-term incentive plan design and performance metrics
	•	Provides officer compensation analysis in collaboration with the Committee’s independent consultant
	•	Provides information and recommendations regarding board of director pay with oversight by the Committee’s independent consultant and the Board Committee on Directors and Governance

During 2020, FW Cook did not provide services to the Company other than services provided to the Committee as an independent advisor on executive and non-employee director compensation matters. The Committee assessed the independence of FW Cook in accordance with applicable rules of the New York Stock Exchange and the Securities and Exchange Commission regarding independence of advisors to compensation committees. As part of this assessment, the Committee reviewed, among others, the independence and conflict of interest policies of FW Cook as well as FW Cook’s relationship with the Company and the members of the Committee. Based on this review and assessment, it is the Committee and the Company’s belief that the services provided by FW Cook were independent and free from any conflict of interest.

2020 Compensation Components

The table below summarizes each of the Company’s 2020 compensation components and its role in the Company’s executive compensation program.

Compensation Component	Role in the Executive Compensation Program
Base Salary	•	Provides fixed compensation based on responsibility level, position held, job duties performance, years of experience in the position, and market value
Annual Incentive Compensation	•	Motivates and rewards achieving annual financial and operational business objectives that are linked to the Company’s overall short-term business strategy
Long-Term Incentive Program	•	Motivates NEOs to achieve longer-term financial goals that drive shareholder value through three components:
1. Performance-based restricted stock units (metric = relative TSR against peer group) – 40% weighted
2. Cash-based performance units (metrics = sales growth and ROIC) – 30% weighted, and
3. Time-based restricted stock units – 30% weighted
	•	Promotes stock ownership and aligns incentive awards with stockholder interests
•

Rewards achievement of longer-term (three year) business objectives that are linked to the Company’s overall longer-term business strategy and total return to stockholders; whereas the time-based restricted stock unit award encourages retention

Employee Stock Purchase Plan	•	Allows substantially all full-time employees the ability to set aside money to purchase stock of the Company
	•	Promotes stock ownership and aligns employees with stockholder interests
Executive Deferred Compensation Plan	•	Permits deferral of compensation in excess of 401(k) statutory limits for tax advantaged savings
	•	Provides officers and other executives with a savings opportunity comparable to other employees
Traditional Defined Benefit Pension Plan	•	Promotes the long-term retention and financial health of key executives and employees to remain competitive with industry peers
	•	Provides a defined benefit taking into consideration years of service, age and compensation
Note: The Company’s traditional defined benefit pension plan is closed to new entrants. It will cease to provide accruals to existing participants at the end of 2028.

Compensation Component	Role in the Executive Compensation Program
Restoration (Pension and Savings) Plans	•	Provides competitive retirement benefit
	•	Promotes long-term retention of key executives by providing an increasing value tied directly to length of service
Note: The Company’s traditional pension plan is closed to new entrants. It will cease to provide accruals to existing participants at the end of 2028.
401(k) Plan	•

Provides all regular domestic employees (full-time and part-time) with the ability to set aside compensation on a pre-tax basis subject to IRS guidelines for investment in various investment vehicles under the plan

	•	Provides added retirement benefit by way of a competitive matching contribution to those employees not participating in the Company’s traditional pension plan
Limited Executive Perquisites	•	Provides a competitive level, business-related benefit to the Company and assists with key aspects of employment: health and financial wellness
Post-Employment Agreements	•	Delivers temporary income following an NEO’s involuntary termination of employment. In the case of change in control, provides continuity of management.

2020 Compensation Decisions and the Basis for Decisions

Base Salary

Base salary is intended to compensate the NEOs for performance of core job responsibilities and duties. Base salary drives other pay components in that it is used to determine target values for annual incentive compensation, long-term incentive compensation, retirement benefit calculations, severance protection, and change-in-control benefits.

The Committee determines and approves NEO salaries annually that reflect the value of the position measured by competitive market data, the NEOs’ individual performance, and the individual’s longer-term intrinsic value to the Company.

For 2020, the NEO’s base salaries were increased as shown in the table below:

NEO	2019 Base Salary	2020 Base Salary	% difference
Mr. Adams	$1,000,000	$1,050,000	5.0%
Mr. Tynan	$576,000	$576,000	0.0%
Mr. Quinly	$663,000	$663,000	0.0%
Mr. Ferdenzi	$470,300	$485,000	3.1%
Mr. Farkas	$390,000	$475,000	21.8%
Mr. Jakubowitz	$297,000	$297,000	0.0%

Mr. Farkas’ base salary significantly increased in 2020 due to him assuming the position of Chief Financial Officer in May 2020.

Annual Incentive Compensation

For 2020, the NEOs participated in the Curtiss-Wright Incentive Compensation Plan, as amended (“ICP”), and approved by the Company stockholders in May 2011.

The Company believes that an important portion of the overall cash compensation for the NEOs should be contingent upon the successful achievement of certain annual corporate financial and individual goals and objectives that contribute to enhanced shareholder value over time. Accordingly, 80% of the NEO’s annual incentive target is tied to financial performance, while the remaining 20% is tied to significant individual goals and objectives.

Similar to the process described above to determine annual base salaries, the Committee annually establishes a target bonus opportunity for each NEO. For 2020, each NEO had the following target bonus opportunity:

NEO	2020 Target Bonus (% of Base Salary)
Mr. Adams	110%
Mr. Tynan (a)	Ineligible
Mr. Quinly (b)	Ineligible
Mr. Ferdenzi	65%
Mr. Farkas	60%
Mr. Jakubowitz	45%

(a)	Mr. Tynan was ineligible to receive an annual incentive bonus for fiscal year 2020 under the ICP because he voluntarily retired prior to the completion of the performance period.

(b)	Mr. Quinly was ineligible to receive an annual incentive bonus for fiscal year 2020 while on a personal leave of absence throughout the entire performance period.

For the 2020 ICP, the Committee, in consultation with Management and FW Cook selected three financial measures and key individual performance-based objectives for all NEOs as summarized in the table below, which includes respective weightings and rationale for each measure:

Goal	Weighting	Rationale
Corporate Operating Income; “OI”	30%	•	Requires management to increase profitability
		•	Is easily understood, measurable, and reflects management’s performance
		•	Is a key driver of Company business strategy
		•	Is correlated with the Company’s TSR
Operating Margin; “OM”	20%	•	Requires management to achieve profitability goals through effective margins
		•	Is easily understood, measurable, and reflects management performance
		•	Is a key driver of overall Company success and TSR
Working Capital; “WC”	30%	•	Requires management to reduce its working capital as a percentage of sales
		•	Free cash flow enhances shareholder value by allowing Curtiss-Wright for example, to pursue acquisitions, pay dividends, and buy back stock
Individual Objectives	20%	•	Requires a portion of the annual incentive to be based on performance objectives for which each executive is directly responsible
		•	Allows for differentiation of awards based on individual contributions
		•	Supports leadership development and succession planning

ICP Formula

Payout = (30% of Target x OI Performance Rating) + (20% of Target x OM Rating) + (30% of Target x WC Rating)

+ (20% of Target x Individual Rating)

Any adjustments are reviewed by FW Cook, approved by the Committee, and audited by our external and internal audit staff. These adjustments ensure that Management makes decisions based on the best interests of the Company and stockholders. Despite the COVID-19 pandemic and its impact on Company operations and financial performance, in 2020, the Committee made no adjustments to the financial performance results of the Company.

Goal Setting Process

Annual ICP financial performance goals are developed through a rigorous goal setting process to test the validity of the Company’s performance objectives. In reviewing and setting performance targets, the Committee considers the Company’s five-year strategic plan, annual budget, the Company’s compensation structure, historical and forecasted performance for the Company and its peer group, analyst estimates of prospective performance of the Company and its peer group, and the Company’s cost of capital. Individual goals are developed independently between the respective NEO and the CEO. Individuals goals of the CEO and each other NEO are then presented along with their rationale to the Committee for consideration and approval. All goals are tied to strategic business needs for the coming year and are pushed down through the organization to align all incentive pay participants with Company goals and objectives. The Committee believes that this approach provides consistency and continuity in the execution of the Company’s short-term goals as well as a strategic tie to the accomplishment of the Company’s long-term objectives.

The goals set by the Committee are designed to provide correlating pay for performance while targeting to the 50th percentile. For pay above the 50th percentile, there must be a corresponding level of performance.

2020 Annual Incentive Compensation (ICP) Payout

No incentive is paid if performance falls below threshold, and payouts are capped and may not exceed 200% of target.

For 2020, the range of OI ($) performance was:

OI Range of Performance	Corporate
Threshold	$406,540,000
Target	$432,489,000
Maximum	$454,114,000

For 2020, the range of OM performance was:

OM (%) Range of Performance	Corporate
Threshold	15.5%
Target	16.5%
Maximum	17.0%

For 2020, the range of WC (% of Sales) performance was:

WC Range of Performance	Corporate
Threshold	21.9%
Target	20.2%
Maximum	19.2%

Individual objectives are generally measurable and weighted based on their relative importance to the goals of the business unit and the overall success of the Company. Individual objectives can be quantitative or more subjective as long as they support operational success and reflect management’s strategy. The Committee reviews each NEO’s individual performance. The CEO provides a rating between 1 (one) and 5 (five) for each of the NEOs’ objectives other than himself. A performance rating of 3 (three) equates to 100% of target achievement; a 5 (five) represents 200% of target, or maximum achievement; and a 2 (two) represents 50% of target, or threshold achievement. A participant does not receive an award under the individual component of the ICP for a rating of less than two. Each objective is multiplied by its weighting and then totaled for an overall rating. The overall rating is then multiplied against 20% of the NEO’s ICP target award to derive a payout.

In order to assess the NEOs’ individual performance, the Committee is generally provided with detailed supporting documentation. In awarding a rating to each NEO, the Committee analyzes this supporting justification, and takes into account the Company’s overall performance and the assessment of the Chief Executive Officer.

In 2020, the Committee determined that all NEOs (except Messrs. Tynan and Quinly) would receive the maximum allowable individual rating (5) for the significant efforts and contribution that they each put forth and leadership qualities that they exemplified to deliver the Company’s financial performance in light of the impacts of the COVID-19 pandemic on the Company’s business as well as the general economic environment.

The following table details the 2020 ICP payout to each NEO based on actual financial results for the Company versus target and each NEO’s 2020 individual performance rating. Payouts are based on base salary rate for portions of the year due to any mid-year base salary increases as discussed above. With regard to the financial payout for the Company, the Company fell short of its targets on all three financial measures, which resulted in the payouts in the table below.

In no event may ICP awards for participants be increased on a discretionary basis; however, the Committee does have the discretion to decrease the amount of any award paid to any participant under the ICP. For 2020, the Committee exercised no such downward discretion.

NEO	Target % of Base Salary	Goal	Weight	Actual Result	2020 ICP Payout as % of Target	2020 ICP Target ($)	2020 ICP Payout ($)
Mr. Adams	110%	Individual Portion	20%	5.0	200%	$231,000	$462,000
		OI Portion	30%	$383M	0%	$346,500	$0
		OM Portion	20%	16.3%	91%	$231,000	$210,210
		WC Portion	30%	21.9%	56%	$346,500	$194,040
		Total Payout					$866,250
Mr. Tynan	Ineligible
Mr. Quinly	Ineligible
Mr. Ferdenzi	65%	Individual Portion	20%	5.0	200%	$63,050	$126,100
		OI Portion	30%	$383M	0%	$94,575	$0
		OM Portion	20%	16.3%	91%	$63,050	$57,376
		WC Portion	30%	21.9%	56%	$94,575	$52,962
		Total Payout					$236,438
Mr. Farkas	60%	Individual Portion	20%	5.0	200%	$57,000	$114,000
		OI Portion	30%	$383M	0%	$85,500	$0
		OM Portion	20%	16.3%	91%	$57,000	$51,870
		WC Portion	30%	21.9%	56%	$85,500	$47,880
		Total Payout					$213,750
Mr. Jakubowitz	45%	Individual Portion	20%	5.0	200%	$26,730	$53,460
		OI Portion	30%	$383M	0%	$40,095	$0
		OM Portion	20%	16.3%	91%	$26,730	$24,324
		WC Potion	30%	21.9%	56%	$40,095	$22,454
		Total Payout					$100,238

Key Changes to the Annual Incentive Compensation Design for 2021

There were no changes made to the ICP metrics and weightings for 2021. They will remain working capital as a percent of sales (30%), operating income (30%), operating margin (20%), and individual goals (20%).

Long-Term Incentive Program

The Company’s long-term incentive plan (“LTIP”) is designed to ensure its executive officers and key employees are focused on longer-term stockholder value creation through incentive compensation that rewards for longer-term (i.e., three years or more) performance.

In determining the 2020 LTIP grants, the Committee considered the following factors:

•	Continued focus on creating stockholder value to align executive compensation and stockholder outcomes

•	Targeting executives’ pay opportunities competitively with the market median

•	Rewarding each individual for his or her direct contribution to revenue and profitability of the business

Listed below are the 2020 target LTIP values for the NEOs:

NEO	2020 LTIP Value as % of Base Salary
Mr. Adams	330%
Mr. Tynan	190%
Mr. Quinly (a)	Ineligible
Mr. Ferdenzi	155%
Mr. Farkas	140%
Mr. Jakubowitz	70%

(a)	Mr. Quinly was ineligible to receive a long-term incentive grant since he was and continues to be on a personal leave of absence at the inception of the performance period.

If the NEOs drive Company performance that achieves target levels, payouts will result in values that approximate market median LTIP payments.

Key Changes to the 2021 LTIP Design and Grants

There were no changes made to the LTIP award mix, metrics, and weightings for 2021. LTIP grants consisted of equity-based performance share units (“PSUs”), cash-based performance units (“PUs”), and time-based restricted stock units (“RSUs”).

The Committee believes the award mix summarized in the table below provides the proper amount of leverage in the LTIP program. The LTIP components will balance the multiple interests of 1) significant pay at risk, 2) stockholder interests, 3) retention, and 4) internal and external performance goals. The three components chosen will each accomplish a different “mission” in terms of incenting NEO performance.

Long-Term Incentive Component (Weight)	Performance Condition/Vesting Schedule		Objective of Design
PSUs (40%)	•	Three-year relative TSR against the S&P MidCap 400	•	Aligns pay with relative TSR
			•	Aligns NEOs’ with shareholders’ interests
PUs (30%)	•	Three-year average total sales growth (weighted 60%) and adjusted EPS (weighted 40%) against objectives	•	Focus on internal goals linked to long-term business strategy
			•	Use of cash to mitigate dilution and burn rate concerns
			•	Aligns NEOs’ with shareholders’ interests
RSUs (30%)	•	Cliff vest 100% on the third anniversary of the date of grant	•	Retention
			•	Stock ownership
			•	Strengthens alignment with shareholders

Performance Share Units

The target number of PSUs granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to PSUs (40% for 2020) and dividing by the closing price of the Company’s common stock as reported on the New York Stock Exchange on the date of the grant.

The payout is determined based on the table below in relation to peer performance.

	PSUs 2020-2022 Performance Period
	TSR vs. Peer Percentile Rank (1)	Payout as a % of Target (2)
Maximum	≥ 75th	200%
Target	50th	100%
Threshold	25th	25%
Below Threshold	< 25th	0%

(1)	Beginning with the 2020-2022 grant, the relative comparison group for the PSU has been redefined from the peer group to be the S&P MidCap 400.

(2)	Linear interpolation will apply for performance between disclosed payout levels.

Cash-Based Performance Units

The target number of PUs granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to PUs (30% for 2021). For the 2020-2022 performance period, to reinforce the Company’s strategy of focusing on profitable growth, the ROIC measure for PUs has been changed to adjusted earnings per share (EPS)(weighted 40%), calculated consistently with the Company’s earnings releases, while maintaining total sales growth (weighted 60%). Moving to adjusted EPS while maintaining a focus on topline growth will continue to align the relationship between the interests of the NEOs with stockholder value.

The number of units vesting can range from 0% to 200% of target. Performance targets for each goal are established at the beginning of the performance period.

Restricted Stock Units

The number of RSUs granted is calculated in the same manner as target number of PSUs and cliff vest in three years.

2018-2020 Long-Term Incentive Compensation Payouts

Performance Share Units

In February 2021, a PSU payout was made for the February 2018 PSU grants covering performance for 2018-2020. The payout for PSUs for the performance period 2018-2020 was a 100% payout based on achievement of relative TSR at the peer group’s 50th percentile, which ranked eighth among peers.

Cash-Based Performance Units

In February 2021, a cash-based performance unit payout was made to Messrs. Adams, Tynan, Quinly, Ferdenzi, Farkas, and Jakubowitz based on the cash-based performance unit grants covering the 2018-2020 performance period. The 2018-2020 performance targets were based 50% on three-year average total sales growth and 50% on three-year average return on invested capital (ROIC). The Company believes that total sales growth and ROIC are long-term drivers of stockholder value. No incentive is paid if performance falls below Threshold, and payouts are capped and may not exceed 200% of target.

•	ROIC is calculated as net operating profit after tax (excluding interest expense and other income) divided by average capital (beginning of year and end of year debt and equity)

•	Total sales growth is calculated by computing the average of the percentage increases in sales in each of the years within the performance period.

For the 2018-2020 performance period, the target range of average sales growth and ROIC performance was:

	Sales Growth (%)	ROIC (%)
Threshold	2.0	13.6
Target	4.0	14.6
Maximum	6.0	15.6

The NEO awards are listed in the Summary Compensation Table in this Proxy Statement under the heading “Non-Equity Incentive Plan Compensation” and detailed below.

The following table details results for the Company’s cash-based performance unit payouts granted in February 2018. The performance period 2018-2020 resulted in performance of 19.5% for ROIC and 2.2% for sales growth. This equates to a 200% payout based on ROIC performance and a 54% payout based on sales growth performance, for a total payout percentage of 127%.

NEO	Target Performance Units	Payout Percent	Performance Unit Payout
Adams	$915,750	127%	$1,163,003
Tynan	$318,744	127%	$404,805
Quinly	$375,000	127%	$476,250
Ferdenzi	$166,374	127%	$211,295
Farkas	$97,500	127%	$123,825
Jakubowitz	$60,564	127%	$76,916

Employee Stock Purchase Plan

The Company’s NEOs, along with substantially all other full time Company employees, are eligible to participate in the Curtiss-Wright Corporation Employee Stock Purchase Plan (“ESPP”). The purpose of the ESPP is to encourage employees of the Company and its subsidiaries to increase their ownership in the Company’s Common Stock. To achieve this purpose, the ESPP provides all participating employees with the opportunity to purchase the Company’s Common Stock through a payroll deduction at a 15% discount of the market value of the stock, unless (i) the employee owns more than 5% of the Company’s Common Stock or (ii) the employee has the right to purchase under all Company employee stock purchase plans Company Common Stock that would accrue at a rate which exceeds $25,000 in fair market value for each calendar year in which such right to purchase is outstanding. The ESPP is offered in six-month “offering periods” commencing on January 1 and ending on June 30 (or if on a weekend the preceding trading day) and commencing on July 1 and ending on December 31 (or if on a weekend the preceding trading day) of each year. At the end of each offering period, participant contributions are used to purchase a number of shares of common stock (subject to IRS limits), in an amount equal to 85% of the fair market value of the common stock on the last day of each offering period. An employee who elects to participate in the ESPP will have payroll deductions made on each payday during the six-month period.

During 2020, Messrs. Ferdenzi, Farkas, and Jakubowitz participated in the ESPP, purchasing 250, 246, and 259 shares of Common Stock under the plan, respectively.

Executive Deferred Compensation Plan

The NEOs are also eligible to participate in the Company’s non-qualified executive deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits that apply to qualified retirement plans. Each participant may defer up to 25% of their base salary; 50% of their annual performance bonus; and 50% of the cash portion of their long-term cash award. The rate of interest is determined each year according to the average rate on 30-year Treasury bonds for November of the previous calendar year, plus 2.0%. Thus, the rate fluctuates annually. The average 30-year Treasury bond rate for November 2019 was 2.29% and money in the Plan earned 4.29% for 2020. Earnings begin accruing upon deposit and are compounded daily. Earnings are posted to the participants account on the final day of each month. See “Deferred Compensation Plans” section on page 56 in this Proxy Statement. In 2020, Mr. Ferdenzi participated in the executive deferred compensation plan. Messrs. Adams, Tynan, and Quinly have made deferrals in prior years and continue to accrue benefits under the plan.

Pension Plans

The NEOs also participate in the Curtiss-Wright Corporation Retirement Plan (the “Retirement Plan”) and the Curtiss-Wright Corporation Retirement Benefits Restoration Plan (the “Restoration Plan”). This is consistent with the Company’s philosophy that compensation should promote the long-term retention and financial health of its employees and be competitive with industry peers. The Company’s retirement plans integrate other components of the Company’s executive compensation program by generally including base salary and cash incentive compensation in determining retirement plan benefits.

The Retirement Plan is a tax qualified, defined benefit plan made up of two separate benefits: (1) a traditional, final average pay (FAP) formula component (this benefit was closed to new entrants as of February 1, 2010 and has a 15 year sunset period commencing on January 1, 2014) and (2) a cash balance component (this benefit was closed to future participants and pay credits ceased as of January 1, 2014, although interest continues to accrue on accounts). Both plans are non-contributory and employees hired prior to its close participate in one or both of the benefits, including the NEOs.

On September 1, 1994, the Company amended and restated the Retirement Plan, and any benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. The Retirement Plan, as amended, provides for an annual benefit at age 65 of 1.5% times the five year final average compensation in excess of social security covered compensation, plus 1% of the five year final average compensation up to social security covered compensation, in each case multiplied by the participant’s years of service after September 1, 1994, not to exceed 35. Funds contributed to the Cash Balance portion of the Plan before it was frozen are credited to a notional cash balance account that grows with interest based on the rates each December for 30-Year Treasury Bonds.

As of January 1, 2015, no NEO had accrued any pension benefits prior to the plan merger in 1994: Mr. Adams, Mr. Tynan, Mr. Ferdenzi, Mr. Quinly, Mr. Farkas, and Mr. Jakubowitz commenced their employment with the Company after September 1, 1994, and therefore did not accrue a monthly pension under the Retirement Plan prior to September 1, 1994; however, they continue to accrue a benefit under the amended Retirement Plan. The Company maintains an unfunded, non-qualified Restoration Plan under which participants in the Retirement Plan whose compensation or benefits exceed the limits imposed by I.R.C. Sections 401(a) (17) and 415 will receive a supplemental retirement benefit that restores the amount that would have been payable under the Retirement Plan except for the application of such limits.

Since the Restoration Plan benefits are not funded, in the event of a change in control, the Company has agreed to fund a Rabbi Trust in place through an agreement between the Company and PNC Bank, N.A., dated January 30, 1998, which provides for the payment of the Company’s obligation under the Restoration Plan.

Since the Company provided a traditional final average pay benefit under the Retirement Plan, the Company did not offer any Company-source contributions to NEO’s under the Company’s 401(k) savings Plan. However, NEO’s can elect to defer up to 75% of their own annual cash compensation per year on a tax-deferred basis subject to the IRS Elective Deferral limit within the Plan. For 2020, the pre-tax contribution limit was 9.0%, and the after-tax Plan contribution limit for a highly compensated employee was limited to 3.0%.

Executive Perquisites

In addition to the standard benefit plans offered to all employees, the NEOs are eligible for a conservative level of executive perquisites. Perquisites include financial planning and income tax preparation, a Company automobile or automobile allowance, and executive physicals for the executive and his or her spouse. The Committee and outside Consultant have agreed that the overall level of perquisites the Company provides to its NEOs is reasonable and consistent with that of its peers.

Policies concerning equity-based and other long-term incentive compensation

Equity Ownership and Other Requirements for Senior Executives

To further align the linkage between the interests of the NEOs and those of its stockholders, the Company requires the CEO and all other NEOs to own Company stock denominated as a multiple of their annual salaries as follows: five times annual salary for the CEO and three times annual salary for NEOs that directly report to the CEO, and two times annual salary for all other NEOs.

All share-based long-term incentive plan grants, including any vested stock options (post-2005 grants), are subject to the Guidelines, and 50% of the net proceeds of a stock based grant vested or exercised (current market value of shares less the strike price) must be retained in Company stock. There is no fixed timeframe to achieve the Guidelines. However, until the Guidelines are satisfied, the NEO is only permitted to sell 50% of the vesting award to cover the NEO’s income tax obligations. Once the ownership thresholds are fully met and maintained, the holding limits are removed on any and all earned and vested shares above the ownership guideline.

Clawback Policy

In the event the amount of any incentive compensation award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or if a participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and has committed an offense subject to forfeiture under such statute, the participant must reimburse the Company that portion of the incentive compensation award that was based on the inaccurate data or as provided for in such statute.

Prohibition of Insider Trading, Hedging, and Pledging

The Company maintains an insider trading policy for all of its employees (including the NEOs and other officers) and members of the Board of Directors that prohibits the purchase or sale of Company equity securities while being aware of material, non-public information about the Company as well as the disclosure of such information to others who may trade in equity securities of the Company.

The Company’s Code of Conduct prohibits all employees (including the NEOs and other officers) from purchasing, selling or otherwise utilizing financial instruments, including but not limited to, prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a change in the market price of the Company’s equity securities.

Additionally, the Company’s 2014 Omnibus Incentive Plan prohibits members of the Board of Directors and all employees (including the NEOs and other officers) from engaging in the following transactions with respect to Company equity securities from awards under the plan:

•

purchasing, selling, or otherwise utilizing financial instruments, including but not limited to, prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a change in the market price of Company equity securities; and

•	pledging Company equity securities (including holding Company equity securities in a margin account or otherwise pledging Company equity securities as collateral for a loan).

Other Policies

Use of Tax Gross-up

The Company has not entered into any NEO Change in Control agreements with tax gross-ups except for the one legacy agreement remaining with Mr. Adams. Upon Mr. Adams’ retirement, the Company will not have any agreements with tax-gross up provisions and the Company does not expect to enter into any new Change in Control agreements containing a tax gross-up provision.

Tax Deductibility

Prior to the Tax Cuts and Jobs Act, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Company’s CEO and up to three other executive officers other than the CFO. However, certain performance-based compensation was exempt from the deduction limit if specific requirements were met. The Committee structured awards to executive officers under the Company’s ICP and equity awards program to qualify for this exemption. However, the 162(m) exception to the deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers, including the CFO, in excess of $1,000,000 will not be deductible. Qualifying compensation that the Company pays pursuant to a binding contract that was in effect on November 2, 2017 and is not materially modified after that date will continue to be exempt from the deduction limit under a grandfathering rule. While the Company will continue to monitor its compensation programs in light of Section 162(m), as amended, the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and its stockholders. As a result, the Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, but reserves its right to make compensation decisions based on other factors as well if the Committee determines it is in its best interests to do so. Accordingly, the Company may pay compensation at levels that are not deductible under Section 162(m).

The following report of the Executive Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed this CD&A (included in this Proxy Statement) with Management. Based upon the Executive Compensation Committee’s review and discussions referred to above, the Executive Compensation Committee recommended that the Board of Directors include this CD&A in the Company’s Proxy Statement for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

S. Marce Fuller, Chairperson Dean M. Flatt Robert J. Rivet Peter C. Wallace

Risk Consideration in the Overall Compensation Program for 2020

In 2020, the Executive Compensation Committee, with the assistance of Management and the oversight of FW Cook, assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The Executive Compensation Committee concluded in this risk assessment that these programs have been designed and administered in a manner that discourages undue risk-taking by employees, including a number of features of the programs that are designed to mitigate risk, including:

•	Limits on annual and long-term performance awards, thereby defining and capping potential payouts

•

Proportionately greater award opportunity derived from the long-term incentive program compared to annual incentive plan, creating a greater focus on sustained Company performance over time, and providing alignment with shareholder interests

•

Use of three distinct long-term equity incentive vehicles—restricted stock units, long-term cash-based performance units, and performance shares—that vest over a number of years, thereby providing strong incentives for sustained operational and financial performance

•	Use of balanced measures, including top and bottom line measures, income and balance sheet statement measures, and short- and long-term measurement periods

•	Stock ownership guidelines for senior executives that ensure alignment with stockholder interests over the long term

•

Incorporation of an individual performance score, ranging from one 1.0 to five 5.0, as a key factor in the total annual incentive calculation, thereby enabling the Committee to direct a zero payout for the 20% individual-performance component to any executive in any year if the individual executive is deemed to have sufficiently poor performance or is found to have engaged in activities that pose a financial, operational or other undue risk to the Company

•	A formal clawback policy

•	Pre-determined commission schedules on sales representatives, thereby defining and capping potential commission payouts

For the foregoing reasons, the Committee has concluded that the Company’s compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk is appropriate for the best interests of stockholders.

Post-Employment Agreements

Severance Agreements

The Company has At-will severance agreements with Messrs. Adams, Quinly, Ferdenzi, Farkas, and Jakubowitz. In the case of involuntary termination of employment other than termination for cause (as defined in the agreements), failure to comply with the terms and conditions of the agreement, voluntary resignation of employment by the employee, and voluntary retirement by the employee, these agreements provide in the case of Mr. Adams two years’ base salary and annual target bonus as the payment of severance pay, and, in the case of Messrs. Quinly, Ferdenzi, Farkas, and Jakubowitz, the equivalent of one year’s base salary and annual target bonus to be paid at the time of termination, as well as the continued availability of certain employee health and welfare benefits for a minimum period of one year following termination. The agreements provide that such pay and benefits also would be made available in the case of voluntary retirement or termination of employment that is the direct result of a significant change in the terms or conditions of employment, including a reduction in compensation or job responsibilities. At the employee’s option, the severance pay may be received over the two-year period following termination, in which case the employee benefits would continue in effect for the same period. The agreements further provide that the payment of severance pay and the availability of benefits are contingent upon a number of conditions, including the employee’s performance of his or her obligations pursuant to the agreement, specifically to provide consulting services, release the Company from any employment related claims, and not compete with the Company for a period of 12 months.

Change-in-Control Agreements

The Company has Change-in-Control severance protection agreements with Messrs. Adams, Quinly, Ferdenzi, Farkas, and Jakubowitz. The agreements with Messrs. Adams and Quinly provide for payment of severance pay equal to three times while Mr. Ferdenzi provides for two and one half times, and Messrs. Farkas and Jakubowitz provides for two times the sum of the executive’s base salary and the greater of (i) the annual target incentive grant in the year the executive is terminated or (ii) the annual incentive paid under the annual incentive plan immediately prior to the executive’s termination. These amounts shall be paid in a single lump sum cash payment within ten (10) days after the executive’s termination date. The agreements also call for the continued availability of certain employee benefits for a period of two to three years following termination of employment.

All agreements have a double trigger, i.e. severance may be paid in the event that (1) there is a change-in-control of the Company, as that term is defined in the agreements, and (2) the covered executive’s employment is formally or constructively terminated by the Company within twenty-four months following the change-in-control. Accordingly, if the Company terminates the employment without “cause” of an NEO during the two-year period following a change-in-control, or if the NEO terminates the NEO’s employment with the Company with “good reason,” then the NEO is entitled to certain compensation and benefits provided for in the agreement. The agreements define “cause” as (a) a conviction of a felony, (b) intentionally engaging in illegal or willful misconduct that demonstrably and materially injures the Company, or (c) intentional and continual failure to substantially perform assigned duties which failure continues after written notice and a 30-day cure period. The agreements also define “good reason” as (a) adverse change in status, title, position, or responsibilities, (b) reduction in salary, (c) relocation of more than 25 miles, (d) the Company’s failure to pay the covered individual in accordance with its compensation policies; or (e) a reduction in benefits. The agreement for Mr. Adams is “grandfathered” to renew automatically each year. All other NEO agreements must be renewed on an annual basis by the Committee. Consistent with best practices, all future executive officer change-in-control agreements elected as executive officers after January 1, 2008, must be approved and renewed annually by the Committee. Due to their retirement, the agreements with Messrs. Tynan and Jakubowitz terminated on their respective retirement date.

Pay Ratio Disclosure Rule

In accordance with rules adopted by the Securities and Exchange Commission, the Company is providing the following information concerning the ratio of the Company’s median employee’s annual total compensation to the total annual compensation of the Company’s principal executive officer (“PEO”). For fiscal year 2020, the Company’s PEO is David C. Adams. The Committee does not use this ratio as it considers appropriate compensation for the PEO. Management does not use this ratio when determining compensation for the rest of the workforce.

The Company identified the median employee by utilizing base salary as of December 1, 2020 and adding any target bonus to that amount, for all individuals, excluding the PEO, who were employed by the Company on December 31, 2020, the last day of the Company’s payroll year (whether employed on a full-time, part-time, or seasonal basis). In addition, the Company also excluded all independent contractors. The Company further converted all other currencies to U.S. dollars as of December 1, 2020, irrespective of currency fluctuations over the course of the year. Finally, the Company elected to use the de minimis exemption for non-U.S. employees to exclude 4.7% of the Company’s non-U.S. employees. The list of jurisdictions for which these employees are excluded, the approximate number of employees excluded from each jurisdiction, the total number of U.S. and non-U.S. employees irrespective of any exemption (data privacy or de minimis), and the total number of U.S. and non-U.S. employees used for the de minimis calculation are set forth in the table below.

Jurisdictions	Approximate Number of non-U.S. Employees Excluded	Total Number of U.S. and non-U.S. Employees irrespective of any exemption (data privacy or de minimis)	Total Number of U.S. and non-U.S. Employees used for de minimis calculation
India	96	8,514	8,514
Costa Rica	81
France	65
Sweden	39
Singapore	36
Portugal	30
Spain	17
Netherlands	9
Belgium	4
Brazil	7
Poland	6
Taiwan	5
Korea	6
Hong Kong	1

After identifying the median employee, the Company calculated annual total compensation for such employee using the same methodology the Company uses for the named executive officers as set forth in the 2020 Summary Compensation Table in this Proxy Statement. The total compensation amount for the median employee for 2020 was determined to be $73,164. This total compensation amount was then compared to the total compensation of the PEO disclosed in the Summary Compensation Table, of $8,922,119. Based on this information for 2020, the ratio of the PEO’s annual total compensation to the annual total compensation of the median employee was 122:1.

The Company believes that the ratio calculated above is not reflective of compensation awarded to our PEO in 2020. The total compensation of our PEO disclosed in the Summary Compensation Table includes the change in the actuarial present value of our PEO’s retirement benefits shown under column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” of the Summary Compensation Table. The pension values for fiscal year 2020 reflect the impact of changes in interest rates on actuarial present value calculations. Excluding this change in actuarial present value of the PEO’s pension benefit, the ratio would be 75:1.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and the other NEOs of the Company who had the highest aggregate total compensation for the Company’s fiscal year ended December 31, 2020.

For Mr. Adams and the other NEOs, the amounts shown under the column “Total” are not reflective of the compensation that was awarded to Mr. Adams and the other NEOs in fiscal year 2020. These amounts include the change in the actuarial present value of Mr. Adams’ and the other NEOs retirement benefits shown under column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”. The pension values for fiscal year 2020 reflect the impact of changes in interest rates on actuarial present value calculations.

Summary Compensation Table

Name and Principal Position	Year		Salary (a)	Bonus	Stock Awards ($)		Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
					Performance Share Units (b)	Restricted Stock Units (c)
								Annual Plan (d)	Long-Term Plan (e)
David C. Adams –	2020		$1,080,769	$0	$1,319,964	$990,014	$0	$866,250	$1,163,003	$3,461,735	$40,383	$8,922,119
Chairman and Chief	2019		$995,192	$0	$1,215,078	$965,299	$0	$1,425,600	$1,713,563	$2,830,508	$39,775	$9,185,016
Executive Officer	2018		$961,538	$0	$1,221,036	$915,710	$0	$1,565,314	$1,482,975	$1,329,795	$39,056	$7,515,425
Glenn E. Tynan –	2020	(i)	$505,108	$0	$437,786	$328,298	$0	$0	$404,805	$1,335,495	$27,439	$3,038,931
Vice President of Finance	2019		$572,769	$0	$401,205	$318,786	$0	$555,552	$587,961	$1,499,321	$30,317	$3,965,912
and former Chief Financial Officer	2018		$559,200	$0	$424,938	$318,737	$0	$649,651	$522,976	$455,782	$33,668	$2,964,952
Thomas P. Quinly –	2020	(j)	$219,555	$0	$0	$0	$0	$0	$476,250	$1,375,314	$3,152	$2,074,271
Vice President and	2019		$655,577	$0	$486,146	$386,188	$0	$669,299	$712,500	$1,551,050	$21,870	$4,482,630
Chief Operating Officer	2018		$638,666	$0	$499,983	$374,953	$0	$747,818	$608,400	$548,724	$9,703	$3,428,247
Paul J. Ferdenzi –	2020		$500,827	$0	$291,555	$218,728	$0	$236,438	$211,295	$1,408,152	$31,213	$2,898,207
Vice President, General	2019		$465,992	$0	$262,159	$208,283	$0	$396,181	$316,111	$1,333,747	$18,403	$3,000,876
Counsel, and Corporate Secretary	2018		$442,165	$0	$221,883	$166,345	$0	$459,702	$272,986	$248,198	$100,434	$1,911,713
K. Christopher Farkas –	2020		$463,571	$0	$218,398	$163,819	$0	$213,750	$123,825	$527,328	$78,926	$1,789,617
Vice President and	2019		$377,500	$0	$135,034	$107,294	$0	$280,137	$104,838	$377,081	$28,122	$1,410,006
Chief Financial Officer	2018		$322,908	$0	$130,042	$97,531	$0	$253,338	$88,754	$70,363	$26,953	$989,888
Harry S. Jakubowitz –	2020		$308,423	$0	$83,148	$62,340	$0	$100,238	$76,916	$230,115	$28,888	$890,069
Vice President and Treasurer

(a)	Includes amounts deferred under the Company’s Savings and Investment Plan and Executive Deferred Compensation Plan.

(b)

Includes grants of performance share units as part of the Company’s Long-Term Incentive Plan. The values shown represent the grant date fair value of the grants at target. Performance share units have a maximum payout of 200% of target.

(c)	Includes grants of time-based restricted stock units as part of the Company’s Long-Term Incentive Plan. The values shown represent the grant date fair value of the grants.

(d)	Includes payments made based on the Company’s annual Incentive Compensation Plan for performance during the year.

(e)	Includes the maturity of cash-based performance unit grants made under the Company’s Long-Term Incentive Plan.

(f)	Represents annual change in the actuarial accumulated present value (APV) of accumulated pension benefits.

(g)

Includes personal use of company car, payments for executive physicals, financial counseling, premium payments for executive life insurance paid by the Company during the covered fiscal year for term life insurance and accidental death and disability insurance. In fiscal year 2020, the Company paid $27,348 to cover various moving related expenses and an income tax reimbursement “gross up” amount of $22,106 to offset the income tax related to those expenses in connection with Mr. Farkas’ promotion to Chief Financial Officer and required move from New Jersey to North Carolina. In fiscal year 2018, the Company paid $43,201 to cover various moving related expenses and an income tax reimbursement “gross up” amount of $35,273 to offset the income tax related to those expenses in connection with Mr. Ferdenzi’s required move from New Jersey to North Carolina. Such amount for Mr. Ferdenzi was inadvertently not reported in the past two Proxy Statements.

(h)	Amounts are rounded to the nearest dollar.

(i)	Mr. Tynan was ineligible to receive an annual incentive bonus for fiscal year 2020 under the ICP because he voluntarily retired prior to the completion of the performance period.

(j)

Effective March 1, 2020, Mr. Quinly took a personal leave of absence from the Company, which is expected to last until his planned retirement in April 2021. Mr. Quinly did not receive a base salary and was ineligible to receive an annual incentive bonus for fiscal year 2020 while on a personal leave of absence throughout the entire performance period. In addition, Mr. Quinly was ineligible to receive a long-term incentive grant since he was and continues to be on a personal leave of absence at the inception of the performance period. Mr. Quinly did retain certain benefits from the Company during his leave of absence.

The Company’s executive officers are not employed through formal employment agreements. It is the philosophy of the Committee to promote a competitive at-will employment environment, which would be impaired by lengthy employment arrangements. The Committee provides proper long-term compensation incentives with competitive salaries and bonuses to ensure that senior management remains actively and productively employed with the Company.

The Company believes perquisites for executive officers should be limited in scope and value and aligned with peer group practices as described earlier. As a result, the Company has historically given nominal perquisites. The below table generally illustrates the perquisites the Company provides to its NEOs.

The Company also maintains a policy concerning executive automobiles under which certain officers of the Company are eligible to use Company leased automobiles or receive an equivalent automobile allowance. The NEOs participate in this program. The Company maintains the service and insurance on Company leased automobiles. In addition to the Company automobile policy, the Company also provides all executive officers with financial planning and tax preparation services through The Ayco Company, LP and Ernst & Young Americas LLC. Not all executive officers utilize these services on an annual basis. Finally, all executive officers and their spouses are provided annual physicals through the Mayo Clinic at any one of the clinic’s three locations.

Perquisites and Benefits

Name	Automobile (a)	Financial Planning	Executive Physical
David C. Adams	$20,319	$12,000	$0
Glenn E. Tynan	$10,895	$12,000	$0
Thomas P. Quinly	$1,846	$0	$0
Paul J. Ferdenzi	$13,912	$10,670	$4,605
K. Christopher Farkas	$13,796	$12,790	$1,022
Harry S. Jakubowitz	$9,319	$12,000	$477

(a)	Represents the personal use of Company-leased automobiles.

The Company’s executive officers are entitled to receive medical benefits, life and disability insurance benefits, and to participate in the Company’s Savings and Investment Plan, Defined Benefit Plan, Employee Stock Purchase Plan, flexible spending accounts, and disability plans on the same basis as other full-time employees of the Company.

The Company also offers a nonqualified executive deferred compensation plan, in accordance with Section 409A of the Code, whereby eligible executives, including the NEOs, may elect to defer additional cash compensation on a tax-deferred basis. The deferred compensation accounts are maintained on the Company’s financial statements and accrue interest at the rate of (i) the average annual rate of interest payable on United States Treasury Bonds of 30 years maturity as determined by the Federal Reserve Board, plus (ii) 2%. Earnings are credited to executives’ accounts on a monthly basis.

Grants of Plan-Based Awards

Name	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Number of Units	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
David C. Adams	ICP (a)	3/19/2020		$577,500	$1,155,000	$2,310,000
	LTI (b)	3/19/2020	990,000	$495,000	$990,000	$1,980,000
	LTI (c)	3/19/2020					7,993	15,986	31,972				$1,319,964
	LTI (d)	3/19/2020								11,990			$990,014
Glenn E. Tynan (e)	ICP (a)	3/19/2020		$0	$0	$0
	LTI (b)	3/19/2020	328,320	$164,160	$328,320	$656,640
	LTI (c)	3/19/2020					2,651	5,302	10,604				$437,786
	LTI (d)	3/19/2020								3,976			$328,298
Thomas P. Quinly (f)	ICP (a)	3/19/2020		$0	$0	$0
	LTI (b)	3/19/2020	0	$0	$0	$0
	LTI (c)	3/19/2020					0	0	0				$0
	LTI (d)	3/19/2020								0			$0
Paul J. Ferdenzi	ICP (a)	3/19/2020		$157,625	$315,250	$630,500
	LTI (b)	3/19/2020	218,690	$109,345	$218,690	$437,380
	LTI (c)	3/19/2020					1,766	3,531	7,062				$291,555
	LTI (d)	3/19/2020								2,649			$218,728
K. Christopher Farkas	ICP (a)	3/19/2020		$142,500	$285,000	$570,000
	LTI (b)	3/19/2020	163,800	$81,900	$163,800	$327,600
	LTI (c)	3/19/2020					1,323	2,645	5,290				$218,398
	LTI (d)	3/19/2020								1,984			$163,819
Harry S. Jakubowitz	ICP (a)	3/19/2020		$66,825	$133,650	$267,300
	LTI (b)	3/19/2020	62,370	$31,185	$62,370	$124,740
	LTI (c)	3/19/2020					504	1,007	2,014				$83,148
	LTI (d)	3/19/2020								755			$62,340

(a)

Values in this row represent the Company’s annual Incentive Compensation Plan, which were approved on March 19, 2020 for performance during fiscal 2020. The incentive plan threshold, target, and maximum are subject to change as salaries change.

(b)	Values in this row represent grants of cash-based performance units made under the Company’s Long-Term Incentive Plan.

(c)	Values in this row represent grants of performance share units as part of the Company’s Long-Term Incentive Plan.

(d)	Values in this row represent grants of restricted stock units as part of the Company’s Long-Term Incentive Plan.

(e)	Mr. Tynan was ineligible to receive an annual incentive bonus for fiscal year 2020 because he voluntarily retired prior to the completion of the performance period.

(f)

Mr. Quinly was ineligible to receive an annual incentive bonus for fiscal year 2020 while on a personal leave of absence throughout the entire performance period. In addition, Mr. Quinly was ineligible to receive a long-term incentive grant since he was and continues to be on a personal leave of absence at the inception of the performance period.

The NEOs are given dividend credits on their restricted stock unit awards only. These dividends credits are reinvested into the restricted stock unit awards and are subject to the same limitations and restrictions as the original restricted stock unit award. The plan specifically prohibits the re-pricing of options and requires that any equity-based grants be issued based on the closing price of the Company’s Common Stock as reported by the NYSE on the date of the grant.

The Committee granted cash-based performance units, performance shares, and restricted stock units in March 2020 to the NEOs. The cash-based performance units and performance shares units will mature in December 2022 and will be paid in early 2023, if the financial goals are attained, and the restricted stock units will vest in March 2023. The values shown in the table reflect the potential value at a target value of one dollar per unit payable at the end of the three-year performance period and one stock unit convertible into one share of Common Stock if the objectives are attained. The chart also reflects the fact that each stock unit may be worth a maximum of approximately two dollars or two shares if all performance targets are substantially exceeded, or nothing at all if performance thresholds are not met.

The following table sets forth the outstanding equity awards of the NEOs. Some of the grants disclosed below are not yet vested and are subject to forfeiture under certain conditions.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (a)	Market Value of Shares or Units that Have Not Vested ($) (a)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David C. Adams						6,760	786,526		9,014	1,048,779	(b)
						8,421	979,783		10,600	1,233,310	(c)
						11,990	1,395,037		15,986	1,859,971	(d)
Glenn E. Tynan						2,353	273,772		3,137	364,990	(b)
						2,781	323,569		3,500	407,225	(c)
						3,976	462,608		5,302	616,888	(d)
Thomas P. Quinly						28,818	3,352,974	(e)
						2,768	322,057		3,691	429,448	(b)
						3,369	391,983		4,241	493,440	(c)
Paul J. Ferdenzi						1,228	142,878		1,638	190,581	(b)
						1,817	211,408		2,287	266,092	(c)
						2,649	308,211		3,531	410,832	(d)
K. Christopher Farkas						720	83,772		960	111,696	(b)
						936	108,904		1,178	137,060	(c)
						1,984	230,838		2,645	307,746	(d)
Harry S. Jakubowitz						447	52,008		596	69,345	(b)
						528	61,433		665	77,373	(c)
						755	87,844		1,007	117,164	(d)

(a)

Represents unvested restricted stock units granted as part of the Company’s Long-Term Incentive Plan. Stock price used to determine value is $116.35, the closing price of Company common stock on December 31, 2020.

(b)

Represents cash value at target of outstanding performance-based share units granted March 15, 2018 as part of the Company’s Long-Term Incentive Plan. Stock price used to determine value is $116.35, the closing price of Company common stock on December 31, 2020. Performance-based share units were earned as common stock in 2021 contingent upon the extent to which previously established performance objectives are achieved over the three-year period ending at the close of business on December 31, 2020. These shares are no longer outstanding as of the date of this filing.

(c)

Represents cash value at target of outstanding performance-based share units granted March 14, 2019 as part of the Company’s Long-Term Incentive Plan. Stock price used to determine value is $116.35, the closing price of Company common stock on December 31, 2020. Performance-based share units will be earned as common stock early in 2022 contingent upon the extent to which previously established performance objectives are achieved over the three-year period ending at the close of business on December 31, 2021.

(d)

Represents cash value at target of outstanding performance-based share units granted March 19, 2020 as part of the Company’s Long-Term Incentive Plan. Stock price used to determine value is $116.35, the closing price of Company common stock on December 31, 2020. Performance-based share units will be earned as common stock early in 2023 contingent upon the extent to which previously established performance objectives are achieved over the three-year period ending at the close of business on December 31, 2022.

(e)	Represents retention grant of restricted stock units for Mr. Quinly. Stock price used to determine value is $116.35, the closing price of Company common stock on December 31, 2020.

The following table sets forth information regarding options exercised and stock vested during calendar year 2020.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards (a)
	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Exercise ($)
David C. Adams	0	$0	16,163	$2,385,820
Glenn E. Tynan	0	$0	5,546	$818,645
Thomas P. Quinly	0	$0	6,720	$991,939
Paul J. Ferdenzi	0	$0	2,981	$440,025
K. Christopher Farkas	0	$0	989	$145,986
Harry S. Jakubowitz	0	$0	1,053	$155,433

(a)	Stock Awards includes the vesting of the November 17, 2016 Performance Share Unit grant (for performance period 2017-2019).

Deferred Compensation Plans

The following table shows the deferred compensation activity for the NEOs during 2020. This table does not include the nonqualified Restoration Plan since these totals are provided separately in the Pension Benefit Table below.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
David C. Adams	$0	$0	$229,632	$0	$5,478,326
Glenn E. Tynan	$80,810	$0	$63,509	$0	$1,534,462
Thomas P. Quinly	$690,900	$0	$101,321	$1,063,405	$2,423,232
Paul J. Ferdenzi	$188,539	$0	$66,737	$0	$1,638,825
K. Christopher Farkas	$0	$0	$0	$0	$0
Harry S. Jakubowitz	$0	$0	$0	$0	$0

(a)	Amounts reported in this column represent salary and incentive payments deferred in 2020, and such amounts are also included in the corresponding columns of the Summary Compensation Table.

Total Pension Benefit Payable to Executive Officers

The estimated total pension benefit payable under the Curtiss-Wright Retirement Plan and the nonqualified Curtiss-Wright Restoration Plan described above in “Pension Plans” to the NEOs at retirement age 65 is also described in the following table as a total lump sum payable from each of these plans, based on benefits earned through December 31, 2020. Participants must choose to receive benefits under the Retirement Plan and the Restoration Plan either through annuity payments or as a lump sum.

Qualified Pension Benefit

Name	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
David C. Adams	Curtiss-Wright Corporation Retirement Plan	21	$2,482,218	$0
Glenn E. Tynan	Curtiss-Wright Corporation Retirement Plan	20	$1,843,188	$0
Thomas P. Quinly	Curtiss-Wright Corporation Retirement Plan	15	$1,241,134	$0
Paul J. Ferdenzi	Curtiss-Wright Corporation Retirement Plan	22	$1,634,245	$0
K. Christopher Farkas	Curtiss-Wright Corporation Retirement Plan	12	$580,097	$0
Harry S. Jakubowitz	Curtiss-Wright Corporation Retirement Plan	19	$1,289,430	$0

(a)

The Curtiss-Wright Corporation Retirement Plan is a defined benefit pension plan providing qualified retirement benefits to eligible employees of the Curtiss-Wright Corporation. Benefits are based on a formula which takes account of service and the average of the highest five years of a participant’s pay within the last 10 years of employment. Normal retirement is the later of age 65 or three years of service. Unreduced early retirement benefits may be payable if age is greater than 55 and the sum of age and service exceeds 80.

(b)

The present value of the accumulated benefit was determined as of December 31, 2020, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715.

Non-Qualified Pension Benefit

Name	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
David C. Adams	Curtiss-Wright Corporation Restoration Plan	21	$15,898,845	$0
Glenn E. Tynan	Curtiss-Wright Corporation Restoration Plan	20	$7,217,483	$0
Thomas P. Quinly	Curtiss-Wright Corporation Restoration Plan	15	$6,009,662	$0
Paul J. Ferdenzi	Curtiss-Wright Corporation Restoration Plan	22	$4,124,945	$0
K. Christopher Farkas	Curtiss-Wright Corporation Restoration Plan	12	$854,738	$0
Harry S. Jakubowitz	Curtiss-Wright Corporation Restoration Plan	19	$1,109,076	$0

(a)

The Curtiss-Wright Corporation Restoration Plan is a non-qualified retirement plan established to provide benefits that would have been payable under the C-W Retirement Plan but for the limitations imposed by the provisions of the Internal Revenue Code and Employee Retirement Income Security Act. All participants of the C-W Retirement Plan are eligible to participate in the Restoration Plan. Restoration benefits are payable at the same time and otherwise in accordance with the terms and conditions applicable under the C-W Retirement Plan.

(b)

The present value of the accumulated benefit was determined as of December 31, 2020, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715.

The Plan benefit formula is described earlier. Elements of compensation that are included in the calculation of a benefit are base salary earned and short and long-term cash incentives earned. The Company has not adopted a policy prohibiting special benefits under the plans. However, historically the Company has not provided any additional years of credited service to any participants in the Plan.

The following table shows the potential incremental value transfer to the NEOs under various employment related scenarios.

Potential Post-Employment Payment

Termination Scenario	David C. Adams	Glenn E. Tynan	Thomas P. Quinly	Paul J. Ferdenzi	K. Christopher Farkas	Harry S. Jakubowitz
If Retirement or Voluntary Termination Occurred on December 31, 2020 (a)(b)	$7,423,351	N/A	$1,623,001	$0	$0	$472,059
If Termination for Cause Occurred on December 31, 2020 (c)	$0	N/A	$351,357	$0	$0	$5,311
If Termination Without Cause Occurred on December 31, 2020 (d)	$12,506,815	N/A	$2,286,001	$800,250	$802,072	$1,024,805
If “Change In Control” Termination Occurred on December 31, 2020 (e)	$16,950,020	N/A	$4,871,194	$3,046,329	$2,346,976	$1,603,480
If Death Occurred on December 31, 2020 (f)(g)	$8,223,352	N/A	$5,536,623	$1,845,704	$1,459,797	$1,060,748

(a)

Messrs. Adams, Quinly, and Jakubowitz are eligible for Full Retirement. Messrs. Ferdenzi and Farkas are not yet eligible for Early Retirement. Mr. Tynan voluntarily retired and is not eligible for any incremental compensation based upon a termination date of December 31, 2020.

(b)

Includes (1) intrinsic value of any unvested/unearned cash-based performance units, restricted stock units, and performance shares on December 31, 2020 that would vest after the date of termination or retirement, and (2) incremental value on measurement date (December 31, 2020) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout.

(c)

Includes incremental value on measurement date (December 31, 2020) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout.

(d)

Includes (1) intrinsic value of any unvested/unearned cash-based performance units, restricted stock units, and performance shares on December 31, 2020 that would vest after the date of termination for retirement-eligible executives, (2) severance payout (salary plus target bonus), and (3) incremental value on measurement date (December 31, 2020) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout.

(e)

Includes (1) change-in-control severance payout, (2) accelerated vesting of retention agreement for Mr. Quinly, (3) present value of any accelerated vesting of cash-based performance units, performance shares, and restricted stock units on December 31, 2020, (4) incremental value on measurement date (December 31, 2020) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, including additional three years of benefit accrual per change-in-control agreements for Messrs. Adams and Quinly, an additional two and one-half years for Mr. Ferdenzi, and an additional two years for Messrs. Farkas and Jakubowitz, assuming the executive elects immediate payout, and (5) gross-up payment per change-in-control agreements for Messrs. Adams and Jakubowitz.

(f)

Includes (1) accelerated vesting of retention agreement for Mr. Quinly, (2) present value of any accelerated vesting of cash-based performance units, performance shares, and restricted stock units on December 31, 2020, (3) incremental value on measurement date (December 31, 2020) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout, and (4) value of Company-paid basic life insurance policy.

(g)	Depending on circumstances of death, all employees may also be eligible for Accidental Death and Dismemberment (AD&D) insurance payment and Business Travel Accident insurance payment.

COMPENSATION OF DIRECTORS

The following table sets forth certain information regarding the compensation earned by or granted to each non-employee director who served on the Company’s Board of Directors in 2020. Mr. Adams and Ms. Bamford, the only current directors who are employees of the Company, are not compensated for their services as Board members.

Director Compensation

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Compensation Earnings ($)	All Other Compensation ($)	Total
Dean M. Flatt	$90,000	$125,000	—	—	—	—	$215,000
S. Marce Fuller	$105,000	$125,000	—	—	—	—	$230,000
Bruce D. Hoechner	$90,000	$125,000	—	—	—	—	$215,000
Glenda J. Minor	$90,000	$125,000	—	—	—	—	$215,000
John B. Nathman	$100,000	$125,000	—	—	—	—	$225,000
Robert J. Rivet	$112,500	$125,000	—	—	—	—	$237,500
Albert E. Smith	$122,500	$125,000	—	—	—	—	$247,500
Peter C. Wallace	$90,000	$125,000	—	—	—	—	$215,000

(a)

Represents all fees earned or paid for services as a director, including annual retainer, lead director fee, committee membership fee, and committee chairman retainers, and includes amounts deferred. Directors have a choice to receive all or a portion of their director fees paid in cash, stock, or a combination of the two. Directors also have a choice to defer all or a portion of director fees paid in cash or stock.

(b)

The values shown represent the aggregate grant date fair value for 2020 computed in accordance with FASB ASC Topic 718. In February 2020, each non-employee Director was awarded 838 shares of restricted common stock as annual stock grant, each having a full fair value of $125,000 based on the market value of the common stock on the grant date pursuant to FASB ASC Topic 718.

In 2020, each non-employee Director of the Company was paid an annual retainer of $65,000 plus $12,500 for each committee such director is a member. The chairpersons of the Audit Committee, Committee on Directors and Governance, Executive Compensation Committee, and Finance Committee of the Board of Directors were paid an additional annual retainer of $22,500, $10,000, $15,000, and $10,000, respectively. The Lead Independent Director was paid an additional annual retainer of $22,500. In 2020, the Board elected to defer any compensation review due to the financial impact of the pandemic on the Company’s financial performance and share price. Pursuant to the Company’s 2014 Omnibus Incentive Plan, the Company’s non-employee Directors may elect to receive their annual retainer, Chairperson fee, committee membership fees, and Lead Independent Director fee in the form of Company Common Stock, cash, or both and may elect to defer the receipt of such stock or cash.

In addition to the annual retainer and meeting fees described above, under the Company’s 2014 Omnibus Incentive Plan, the Company, acting through the Committee on Directors and Governance has the discretionary authority to make equity grants to non-employee Directors. Effective February 2021, each non-employee Director was granted 1,085 shares of restricted Common Stock based on a market value of $125,000 on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a three-year period. The Company grants each newly-appointed Director upon appointment a grant of restricted Common Stock valued at $35,000 based on the market value of the Common Stock on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a five-year period. Each Director must accumulate a total position in the Company’s Common Stock with a value of five times the annual retainer.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act and the rules thereunder of the SEC require the Company’s Directors, Officers, and beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on behalf of the Directors and Officers on the basis of information obtained from each Director and Officer. Based solely on a review of these reports filed with the SEC and on the written representations from the Directors and Officers, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act to be filed during the year ended December 31, 2020 were filed on time with one exception. Due to an administrative oversight on the part of the Company, David C. Adams did not timely report an RSU grant on March 19, 2020 through the Company’s 2014 Omnibus Incentive Plan. Such unintentionally omitted transaction was subsequently reported in a Form 4 that was filed on February 5, 2021.

Certain Relationships and Related Transactions

The Company’s legal department is primarily responsible for identifying relationships and transactions in which the Company and a director, any nominee for director, executive officer or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by them, are participants to determine whether any of these related persons had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company’s legal department annually prepares and distributes to all directors, nominees for directors, and executive officers a written questionnaire, which includes questions intended to elicit information about any related person transactions. Further enhancing the Company’s commitment to identify any transactions with related persons, the Company’s finance department adopted a related party transactions policy, which requires each of the business units to identify and disclose to the Company’s corporate controller and general counsel all related person transactions on a quarterly basis or on such shorter intervals as the situation arises.

The Company’s corporate governance guidelines, applicable to Directors, and the Company’s code of conduct, applicable to all employees of the Company, including executive officers (copies of which may be viewed within the Corporate Governance section of the Company’s website at https://investors.curtisswright.com/governance/governance-documents and are available in print, without charge, upon written request to the Company’s Corporate Secretary), prohibits such individuals from engaging in specified activities without prior approval. These activities typically relate to conflict of interest situations where a director, executive officer, an employee, or member of their immediate family may have significant financial or business interests in another company competing with or doing business with the Company, or who stands to benefit in some way from such a relationship or activity. If a director or executive officer believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, he or she must promptly notify the Company’s General Counsel. In case of a transaction involving a director, he or she must also notify the Chairperson of the Committee on Directors and Governance (or in case of a transaction involving the Chairperson of the Committee on Directors and Governance, notify the other members of the Committee on Directors and Governance).

The Board of Directors has responsibility for reviewing and approving or ratifying related person transactions to the extent a director, nominee for director, executive officer or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by them, are participants. To the extent that a proposed related-person transaction may involve a director, such individual may not participate in any decision by the Board that in any way relates to the matter that gives rise to the conflict of interest. The Company’s corporate controller and general counsel has responsibility for reviewing and approving or ratifying all other transactions in which the Company and any other employee (other than an executive officer) or his or her immediate family members has a direct or indirect material interest.

Neither the corporate governance guidelines nor code of conduct specify the standards to be applied by the Board of Directors or the Company’s corporate controller and general counsel, as applicable, in reviewing transactions with related persons. However, the Company expects that in general the Board of Directors or the Company’s corporate controller and general counsel, as applicable, will consider all of the relevant facts and circumstances, including, if applicable, but not limited to: (i) the benefits to the Company; (ii) the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director, or an entity in which a Director is a partner, shareholder, or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available for similar transactions with unrelated third parties.

During fiscal year 2020, there were no proceedings to which any of our Directors, executive officers, affiliates, holders of more than five (5%) percent of our Common Stock, or any associate (as defined in the Proxy Rules) of the foregoing were adverse to the Company or any of its subsidiaries. During fiscal year 2020, none of our Directors, nominees for directors, executive officers, holders of more than five (5%) percent of our Common Stock, or any members of their immediate family had a direct or indirect material interest in any transactions or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2020:

•	None of the members of the Executive Compensation Committee was an officer (or former officer) or employee of the Company.

•

None of the members of the Executive Compensation Committee or any members of their immediate family entered into (or agreed to enter into) any transaction or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee.

•	None of the Company’s executive officers was a Director of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee.

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served as a Director on the Company’s Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of February 19, 2021 for the beneficial ownership of common stock by (a) each stockholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of any class of Common Stock, (b) each current Director of the Company, (c) each nominee for election as a Director of the Company, (d) each of the executive officers of the Company named in the Summary Compensation Table above (the “Named Executive Officers”), and (e) all current Directors and executive officers of the Company as a group. The percentages in the third column are based on 40,945,637 shares of Common Stock issued and outstanding on February 19, 2021. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly or indirectly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by the Director or Named Executive Officer does not constitute an admission that such shares are beneficially owned by the Director or Named Executive Officer for any other purpose.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class
BlackRock, Inc.	3,851,536 (a	)	9.4%
The Vanguard Group	3,610,806 (b	)	8.8%
David C. Adams	87,535 (c	)(d)	*
Lynn M. Bamford	26,563 (c	)(d)	*
K. Christopher Farkas	8,054 (c	)(d)	*
Paul J. Ferdenzi	29,578 (c	)(d)	*
Dean M. Flatt	9,109 (c	)(f)	*
S. Marce Fuller	11,446 (c	)(f)(h)	*
Bruce D. Hoechner	887 (c	)(e)(f)	*
Harry Jakubowitz	23,777 (c	)(d)	*
Glenda J. Minor	808 (c	)(e)(f)	*
Anthony J. Moraco	-0- (c	)	*
John B. Nathman	10,765 (c	)(f)	*
Thomas P. Quinly	73,911 (c	)(d)	*
Robert J. Rivet	10,748 (c	)(f)(h)	*
Albert E. Smith	24,354 (c	)(e)	*
Glenn E. Tynan	45,058 (c	)(d)	*
Peter C. Wallace	4,111 (c	)(e)(f)	*
Directors and Executive Officers as a group (15 persons)	302,252 (g	)	*

*	Less than 1%.

(a)

Address is 40 East 52nd Street, New York, New York, 10022. The information as to the beneficial ownership of Common Stock by BlackRock, Inc. was obtained from Amendment No. 12, dated January 29, 2021, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2020, BlackRock, Inc. possessed sole voting and sole dispositive power with respect to 3,694,697 and 3,851,536 shares of Common Stock, respectively

(b)

Address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information as to the beneficial ownership of Common Stock by The Vanguard Group was obtained from Amendment No. 8, dated February 8, 2021, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2020, The Vanguard Group: (1) possessed sole voting power with respect to -0- shares of Common Stock, (2) possessed sole dispositive power with respect to 3,549,181 shares of Common Stock, (3) possessed shared voting power with respect to 28,344 shares of Common Stock, and (4) possessed shared dispositive power with respect to 61,625 shares of Common Stock.

(c)	Address is c/o Curtiss-Wright Corporation, 130 Harbour Place Drive, Davidson, North Carolina 28036.

(d)

Includes shares of time-based restricted Common Stock owned by the Named Executive Officers as follows (and subject to forfeiture under the Company’s 2005 Long-Term Incentive Plan and 2014 Omnibus Incentive Plan, as applicable) that vest on the third anniversary of the date of grant: David C. Adams, 27,470; Lynn M. Bamford, 15,099[1]; K. Christopher Farkas, 3,676; Paul J. Ferdenzi, 5,754; Harry Jakubowitz, 1,748; Thomas P. Quinly, 35,042[2]; and Glenn E. Tynan, 9,210.

(e)

Includes shares of restricted Common Stock owned by the Directors as follows (and subject to forfeiture under the Company’s 2014 Omnibus Incentive Plan): Bruce D. Hoechner, 417; Glenda J. Minor, 308; Albert E. Smith, 3,000; and Peter C. Wallace, 2,353.

[1]	8,609 of these shares of time-based restricted stock vest on February 5, 2024 pursuant to a Restricted Stock Unit Agreement entered into between the Company and Ms. Bamford on February 5, 2019.
[2]	28,818 of these shares of time-based restricted stock vest on April 1, 2021 pursuant to a Restricted Stock Unit Agreement entered into between the Company and Mr. Quinly on April 1, 2013.

(f)

Does not include shares of Common Stock granted to the Directors (under the Company’s 2005 Stock Plan for Non-Employee Directors and 2014 Omnibus Incentive Plan, as applicable) that he or she has elected to defer receipt of until a later period as the Director neither has nor shares voting or investment power with respect to these shares and is not deemed the beneficial owner, as follows: Dean M. Flatt, 4,327; S. Marce Fuller, 19,620; Bruce D. Hoechner, 4,149; Glenda J. Minor, 1,928; John B. Nathman, 3,006; Robert J. Rivet, 2,805; and Peter C. Wallace, 1,956.

(g)	Includes shares of Common Stock as indicated in the preceding footnotes.

(h)	Share total rounded down to the next whole number of shares respecting fractional shares purchased pursuant to a broker-dividend reinvestment plan.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP (“Deloitte”) to act as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021, subject to the ratification by the Company’s stockholders at this Annual Meeting as required by the By-laws of the Company. The Board of Directors requests that stockholders ratify such appointment. If the stockholders fail to ratify the appointment of Deloitte, our Audit Committee will appoint another independent registered public accounting firm to perform such duties for the current fiscal year and submit the name of such firm for ratification by our stockholders at the next Annual Meeting of stockholders. Deloitte has been retained as the Company’s independent registered public accounting firm since 2003.

The Audit Committee annually reviews Deloitte’s performance in deciding whether to retain Deloitte or engage a different independent registered public accounting firm. In making such determination, the Audit Committee considers, among other things, (i) an evaluation of Deloitte’s historical and recent performance on the Company’s audit; (ii) Deloitte’s capability and expertise in handling the breadth and complexity of the Company’s worldwide operations; (iii) recent Public Company Oversight Board (PCAOB) reports on Deloitte and its peer firms; (iv) appropriateness of Deloitte’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms; and (v) the benefits of having a long-tenured auditor such as (1) a higher quality audit due to Deloitte’s institutional knowledge and deep understanding of the Company’s business, accounting policies and practices, and internal control over financial reporting; (2) an efficient fee structure as Deloitte’s fees are competitive with peer companies because of Deloitte’s familiarity with the Company’s business and industry; and (3) avoiding the costs and disruptions, including management time and distractions, associated with bringing on a new independent auditor. Based on this evaluation, the Audit Committee believes that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

Ratification of the appointment of Deloitte will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy (and eligible to vote) and voting at the Annual Meeting, assuming the presence of a quorum. As further discussed in the section titled “Broker non-votes” on page 8 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record and you do not instruct your bank, broker or other holder of record on how to vote on this “routine” proposal, your bank, broker or other holder of record will nevertheless have authority to vote your shares on this “routine” proposal in your banks’, brokers’ or other holders’ of record discretion.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Disclosure about Fees

The following table presents the aggregate fees billed by our independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the audit of our annual financial statements for the calendar years ended December 31, 2020 and 2019, as well as other services provided during those periods:

	2020	2019
Audit Fees (a)	$3,820,000	$4,023,000
Audit-Related Fees (b)	—	$46,000
Tax Fees (c)	$331,000	$261,000
All Other Fees (d)	$6,000	$6,000

Total	$4,157,000	$4,336,000

(a)

Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees”. The fees for 2019 are for an audit of our Savings & Investment Plan and Retirement Plan.

(c)

Tax Fees consist of fees billed for services rendered for tax compliance, tax advice, and tax planning. The fees for 2020 and 2019 relate principally to preparation of tax returns and other tax compliance services directly related to such returns.

(d)	All Other Fees for 2020 and 2019 consist of fees billed for research tools.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by the independent accountants. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent accountants. To facilitate the prompt handling of certain matters, the Audit Committee delegates to the Chief Financial Officer the authority to approve in advance all audit and non-audit services below $500,000 to be provided by the independent accountants so long as no individual service exceeds $100,000. For permissible non-audit services, we submit to the Audit Committee, at least quarterly, a list of services and a corresponding budget estimate that we recommend the Audit Committee engage the independent accountant to provide. We routinely inform the Audit Committee as to the extent of services provided by the independent accountants in accordance with this pre-approval policy and the fees incurred for the services performed to date. During fiscal year 2020, all of the Audit-Related Fees, Tax Fees, and All Other Fees in the table above were approved by the Audit Committee. The Company believes that none of the time expended on Deloitte & Touche LLP’s engagement to audit the Company’s financial statements for fiscal 2020 and 2019 was attributable to work performed by individuals other than Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates full-time, permanent employees.

PROPOSAL THREE: ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Overview

The Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, the Board of Directors is providing the stockholders with an opportunity to provide an advisory vote to approve executive compensation (commonly known as a “Say-on-Pay” proposal). The Board of Directors recognizes that providing stockholders with an advisory vote to approve executive compensation may produce useful information on investor sentiment with regard to the Company’s executive compensation programs. At the 2020 Annual Meeting of stockholders, 96% of the shares voted were in favor of the advisory resolution concerning the compensation of the Named Executive Officers. The Company’s next Say-on-Pay vote after this Annual Meeting will occur at the 2022 Annual Meeting of Stockholders and each year thereafter until another vote on frequency occurs, which will be no later than the 2023 Annual Meeting of stockholders. The Company’s executive compensation program and practices are fully described in the “Compensation Discussion and Analysis” section and other table and narrative disclosures in this Proxy Statement.

Compensation Objectives

As generally described in the above “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program is designed to attract and retain high quality executives and to align the interest of management with the interests of stockholders by rewarding both short and long-term performance.

Company Performance

Fiscal year 2020 marked one of the most volatile periods in the global macro-economic landscape. The Company acted swiftly to focus on diligent cash management and liquidity and to align our cost structure to the current COVID-19 environment, which impacted both our commercial aerospace and general industrial end markets. Current travel restrictions, as well as changes in the propensity for the general public to travel by air as a result of the COVID-19 pandemic, have caused reductions in demand for commercial aircraft, which adversely impacted our net sales and operating results in the commercial aerospace end market. In addition, an overall reduction in business activity as a result of the disruption caused by COVID-19 has led to a decrease in sales to our general industrial end market, which primarily includes industrial vehicles and industrial valve products. As a result, the Company’s financial performance during fiscal year 2020 generally fell short of our expectations.

Incentive awards earned by the Named Executive Officers for fiscal 2020 reflect the Company’s operating performance and the Company’s commitment to pay for performance. The Company’s 2020 financial performance for executive compensation included:

•	Adjusted operating income was $383 million.

•	Adjusted operating margin was 16.3%.

•	Working capital as a percentage of sales was 21.9%.

The Company’s financial performance above excludes the performance of acquisitions consummated during the performance period, as well as other adjustments referenced in the Company’s fourth quarter 2020 earnings release furnished to the SEC on February 25, 2021.

The Company urges its stockholders to read the above “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives, as well as the Summary Compensation Table and related compensation tables and narratives which provide detailed information on the compensation of the Named Executive Officers. The Executive Compensation Committee believes that the policies and procedures articulated in the above “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving the Company’s goals and that the compensation of the Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

The Board recommends that stockholders continue to support this compensation program by voting on the following resolution:

“RESOLVED, that the stockholders of Curtiss-Wright Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein.”

This vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee, or the Board of Directors. It will not overrule any decisions made by the Board of Directors or the Executive Compensation Committee or require the Board of Directors or the Executive Compensation Committee to take any specific action. The Board of Directors and the Executive Compensation Committee value the opinions of the stockholders, and, to the extent there is any significant vote against the Named Executive Officers compensation as disclosed in this Proxy Statement, the Board of Directors will consider the stockholder concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Adoption of this resolution will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy (and eligible to vote) and voting at the Annual Meeting, assuming the presence of a quorum. As further discussed in the section titled “Broker non-votes” on page 8 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal Three.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The SEC has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of the proxy materials in the mail, a single set of our annual report and proxy statement, to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This rule benefits both stockholders and the Company. It reduces the volume of duplicate information received and helps to reduce our expenses. Each stockholder will continue to receive a separate proxy card if they received a paper copy of the proxy materials in the mail. If your household received a single set of such disclosure documents for this year, but you would prefer to receive your own copy now or in the future, please contact our transfer agent, Broadridge Financial Solutions, Inc., by calling their toll-free number, 1-800-542-1061, or writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy of such disclosure documents will be promptly provided to you upon receipt of your request. Stockholders sharing an address who are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or our proxy statement and annual report, as applicable, and who wish to receive a single copy of such materials in the future, please contact Broadridge Financial Solutions, Inc. as indicated above.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
FOR 2022 ANNUAL MEETING

Pursuant to regulations of the SEC, stockholders who intend to submit proposals for inclusion in our proxy materials for the 2022 Annual Meeting must do so no later than November 26, 2021. This requirement is separate from the SEC’s other requirements that must be met to have a stockholder proposal included in our proxy statement. In addition, this requirement is independent of certain other notice requirements of our Amended and Restated By-laws described below. All stockholder proposals and notices should be submitted to Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Davidson, North Carolina 28036. The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended SEC Rule 14a-4(c)(1), we will exercise discretionary voting authority to the extent conferred by proxy with respect to stockholder proposals received after February 10, 2022.

If a stockholder of record wishes to nominate Directors or bring other business to be considered by stockholders at the 2022 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under our current Amended and Restated By-laws, nominations of Directors or other proposals by stockholders must be made in writing to our offices no later than February 4, 2022 and no earlier than January 7, 2022. However, if the date of the 2022 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2021 Annual Meeting, then such nominations and proposals must be delivered in writing to the Company no earlier than 120 days prior to the 2022 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2022 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made.

Please note that these requirements relate only to matters proposed to be considered for the 2022 Annual Meeting. They are separate from the SEC’s requirements to have stockholder proposals included in the Company’s 2022 proxy statement.

2020 ANNUAL REPORT ON FORM 10-K

Any stockholder wishing to receive, without charge, a copy of the Company’s 2020 Annual Report on Form 10-K (without exhibits) filed with the SEC, should write to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Davidson, North Carolina 28036. Exhibits to the Form 10-K will be furnished upon written request and payment of the Company’s expenses in furnishing such documents. The Company’s 2020 Annual Report on Form 10-K is also available free of charge through the Investor Relations section of the Company’s website at https://investors.curtisswright.com/financials/sec-filings/default.aspx.

OTHER MATTERS WHICH MAY BE PRESENTED
FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

By Order of the Board of Directors

Paul J. Ferdenzi Corporate Secretary

Dated: March 24, 2021

CURTISS-WRIGHT CORPORATION

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

You may vote these shares in person by attending the annual meeting. Directions to the meeting are available at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D35042-P50766	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CURTISS-WRIGHT CORPORATION					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors				☐	☐	☐
	Nominees:
	01)	David C. Adams	06)	Glenda J. Minor
	02)	Lynn M. Bamford	07)	Anthony J. Moraco
	03)	Dean M. Flatt	08)	John B. Nathman
	04)	S. Marce Fuller	09)	Robert J. Rivet
	05)	Bruce D. Hoechner	10)	Peter C. Wallace

The Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021								☐	☐	☐

3.	An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, May 6, 2021. A Notice and Proxy Statement and combined Business Review/2020 Annual Report on Form 10-K to security holders are available at www.proxyvote.com.

D35043-P50766

CURTISS-WRIGHT CORPORATION

Annual Meeting of Stockholders

May 6, 2021 1:00 PM

This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints DAVID C. ADAMS, LYNN M. BAMFORD and K. CHRISTOPHER FARKAS, and each of them, as proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, of Curtiss-Wright Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 6, 2021, at the Homewood Suites by Hilton, 125 Harbour Place Drive, Davidson, North Carolina 28036, commencing at 1:00 PM local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, respecting the matters described in the accompanying proxy statement and, in their discretion, on other matters which may properly come before the meeting. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s).

If no direction is given, this proxy will be voted FOR the Director nominees listed in Proposal One and FOR Proposals Two and Three. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto, the Company’s 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and Business Review to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Continued and to be signed on reverse side